Exhibit 99.1

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Consolidated Balance Sheet

(dollars in thousands)

	June 30, 2013 (unaudited)	December 31, 2012
Assets
Cash and cash equivalents – unrestricted	$112,774	$88,563
Cash and cash equivalents – restricted	23,320	20,748
Due from separate accounts	2,618	2,128
Investments in trading securities, at fair value	52,089	59,982
Investments in available for sale securities, at fair value (amortized cost: $15,858 and $15,693 in 2013 and 2012, respectively)	15,995	16,303
Investments in loans, at fair value	150,458	20,423
Loans owned, at amortized cost – pledged, net of allowance	26,686	5,467
Investments in partially-owned entities	9,635	8,388
Derivative financial instruments, at fair value	100	834
Due from brokers, dealers, and trustees	1,362	8,539
Real estate	41,889	118,827
Reinsurance receivables	9,045	8,802
Management fee receivables	313	249
Policy loans	103,883	99,123
Insurance policies and contracts acquired	40,218	41,379
Deferred policy acquisition costs	4,213	3,878
Separate account assets	4,266,837	4,035,053
Deferred tax assets	3,616	5,342
Notes receivable	5,846	—
Accrued interest and dividends receivable	1,654	1,642
Intangible assets	119,511	125,225
Goodwill	2,880	396
Assets of consolidated CLOs	1,186,269	851,660
Other assets	10,028	10,851

Total assets	$6,191,239	$5,533,802

Liabilities and Capital
Liabilities:
Derivative financial instruments, at fair value	$—	$3,172
U.S. Treasuries, short position	19,066	20,175
Mortgage notes payable	33,376	95,232
Notes payable	97,917	100,416
Loans payable	111,700	—
Policy liabilities	113,914	108,868
Separate account liabilities	4,266,837	4,035,053
Due to brokers, dealers and trustees	13,886	—
Accrued interest payable	292	420
Liabilities of consolidated CLOs	961,980	620,310
Other liabilities and accrued expenses	17,132	14,568

Total liabilities	5,636,100	4,998,214

Commitment and contingency liabilities
Capital:
Partners capital:
General partner	—	—
Limited partnership units	213,118	211,770
Convertible preferred units	39,198	37,208
Warrants	3,540	3,540
Change in percentage ownership of subsidiary, net	4,117	4,527
Accumulated other comprehensive income	26	311
Retained earnings	184,065	169,950
Incentive allocation	(11,475)	(11,475)

Total partnership capital	432,589	415,831
Noncontrolling interest	28,736	17,122
Appropriated retained earnings of consolidated TAMCO	93,814	102,635

Total capital	555,139	535,588

Total liabilities and capital	$6,191,239	$5,533,802

See accompanying notes to consolidated financial statements.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Consolidated Statements of Operations (unaudited)

(dollars in thousands – except share and per share data)

	Three Months Ended June 30, 2013	Three Months Ended June 30, 2012	Six Months Ended June 30, 2013	Six Months Ended June 30, 2012
Net realized gains (losses) and change in unrealized appreciation (depreciation) on investments:
Net realized gains – trading securities	$317	$148	$317	$119
Net realized gains – available for sale securities	39	120	70	187
Net realized (losses) – derivatives	(1,996)	—	(1,996)	—
Net realized gain – extinguishment of note payable	48	—	48	—
Net realized gain – FX	—	—	122	—
Income from investments in partially-owned entities, net	1,323	1,004	1,413	781
Change in unrealized (depreciation)/appreciation – trading securities	(5,814)	2,041	(4,858)	7,452
Change in unrealized appreciation/(depreciation) – derivatives	2,756	(966)	2,435	(862)
Change in unrealized depreciation – foreign exchange	—	(1)	(77)	(1)

Net realized and unrealized (loss)/gains	(3,327)	2,346	(2,526)	7,676

Investment income:
Margin and bank interest income	2	—	3	—
Loan and security interest income	4,187	2,557	7,212	5,181
Fees on separate account	17,669	4,979	34,906	9,747
Rental revenue	1,094	413	1,916	825
Commission income	—	—	1	—
Management Fee income	74	485	211	765
Income attributable to consolidated CLOs	5,655	23,287	22,219	26,616
Other income	82	353	164	790

Total investment income	28,763	32,074	66,632	43,924

Total net realized and unrealized gains and investment income	25,436	34,420	64,106	51,600

Expenses:
Interest expense	4,063	547	7,898	1,068
Management fees, net of fee waivers	—	1	—	1
Non cash compensation expense	6	7	12	15
Payroll expense	9,288	2,631	17,524	5,282
Professional fees	2,581	2,050	3,952	4,424
Change in future policy benefits	1,196	1,009	2,313	1,995
Mortality expenses	2,638	2,402	5,252	4,796
Commission expense	619	542	1,174	993
Depreciation and amortization expenses	439	179	854	323
Expenses attributable to consolidated CLOs	9,045	11,157	21,238	19,007
Other expenses	3,406	2,549	7,795	4,380

Total expenses	33,281	23,074	68,012	42,284

Net (loss) income before taxes from continuing operations	(7,845)	11,346	(3,906)	9,316
Discontinued operations:
Gain on sale of Bickford portfolio, net	15,463	—	15,463	—
Income from discontinued operations, net	806	794	1,647	1,573

Discontinued operations, net	16,269	794	17,110	1,573
Income before taxes	8,424	12,140	13,204	10,889
Income tax (benefit)	1,816	(297)	3,115	(573)

Net income	6,608	12,437	10,089	11,462
Less net income (loss) attributable to the noncontrolling interest	1,084	(34)	1,162	(173)
Less net (loss) income attributable to the VIE subordinated noteholders	(7,610)	6,588	(8,821)	(2,124)

Net income attributable to the Partnership	$13,134	$5,883	$17,748	13,759

Net (loss) income per common LP unit:
Basic, continuing operations	$(0.61)	$1.07	$(0.30)	$0.88
Basic, discontinued operations, net	1.27	0.07	1.33	0.15
Net income basic	0.85	0.43	1.12	1.03
Diluted, continuing operations	(0.61)	1.04	(0.30)	0.86
Diluted, discontinued operations, net	1.25	0.07	1.32	0.14
Net income dilutive	$0.84	$0.42	$1.10	$1.01
Weighted average number of common LP units:
Basic	12,846,385	10,642,988	12,831,369	10,630,682
Diluted	12,979,795	10,885,641	13,001,284	10,869,919

See accompanying notes to consolidated financial statements.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income (Unaudited)

(dollars in thousands)

	Three month period ended June 30, 2013	Three month period ended June 30, 2012	Six month period ended June 30, 2013	Six month period ended June 30, 2012
Net income:	$13,134	$5,883	$17,748	$13,759
Other comprehensive income:
Net unrealized holding losses on securities available for sale net of tax (benefit)/expense of $(115), $75, $(129) and $88	(215)	139	(240)	163
Less: reclassification adjustment for net gains included in net income net of tax expense of $14, $42, $25 and $65	25	78	45	122

Other comprehensive income:	(240)	61	(285)	41

Total comprehensive income	$12,894	$5,944	$17,463	$13,800

See accompanying notes to consolidated financial statements

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Consolidated Statement of Changes in Capital (Unaudited)

Six Months Ended June 30, 2013

(dollars in thousands)

	General partner	Limited partnership units	Convertible preferred units	Warrants	Change in percentage ownership of subsidiary, net	Accumulated other comprehensive income	Appropriated retained earnings of consolidated CLO vehicles	Retained earnings (deficit)	Incentive allocation	Noncontrolling interest	Total
Balance at December 31, 2012	$—	$211,770	$37,208	$3,540	$4,527	$311	$102,635	$169,950	$(11,475)	$17,122	$535,588
Capital contributions	—	1,318	—	—		—	—	—	—	—	1,318
Capital distributions	—	—	—	—		—	—	(1,625)	—	1,232	(393)
Net unrealized appreciation on available for sale securities (net of tax $25)	—	—	—	—		(285)	—	—	—	10	(275)
Amortization of restricted units and options	—	—	—	—		—	—	(18)	—	—	(18)
Purchase of majority ownership of subsidiary	—	—	—	—		—	—	—	—	5,000	5,000
Net changes in percentage ownership of subsidiary	—	—	—	—	(410)		—	—	—	4,210	3,800
Vesting of restricted LP units	—	30	—	—		—	—	—	—	—	30
Accretion of convertible preferred	—	—	1,868	—		—	—	(1,868)	—	—	—
Accrual of convertible preferred distributions	—	—	122	—		—	—	(122)	—	—	—
Net income	—	—	—	—		—	(8,821)	17,748	—	1,162	10,089

Balance at June 30, 2013	$—	$213,118	$39,198	$3,540	$4,117	$26	$93,814	$184,065	$(11,475)	$28,736	$555,139

See accompanying notes to consolidated financial statements.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Consolidated Statements of Cash Flow (Unaudited)

(dollars in thousands)

	Six month period Ended June 30, 2013	Six month period Ended June 30, 2012
Cash flows from operating activities:
Net income attributable to the Partnership	$17,748	$13,759
Net income (loss) attributable to the noncontrolling interest	1,162	(173)
Net loss attributable to VIE subordinated note holders	(8,821)	(2,124)

Total net income	10,089	11,462
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Net realized gain – trading securities	(317)	(119)
Net realized gain – available for sale securities	(70)	(187)
Net realized loss – derivatives	1,996	—
Net realized gains – foreign exchange	(122)	—
Net realized gain on sale of properties, net	(15,463)	—
Realized loss – extinguishment of note payable	(48)	—
Increase/(decrease) in other liabilities and accrued expenses	2,517	(1,274)
Change in unrealized depreciation (appreciation) – trading securities	4,858	(7,452)
Change in unrealized depreciation – foreign exchange	77	1
Change in unrealized (appreciation) depreciation – derivatives	(2,435)	864
Income from investments in partially-owned entities, net	(1,413)	(781)
Increase in restricted cash	(2,572)	—
Decrease (increase) in due from brokers, dealers and trustees	7,176	(500)
Decrease\(increase) in accrued interest and dividends receivable	1,630	3,224
Distribution of loss from partially-owned entities	167	161
Deferred federal income tax	1,894	(573)
(Increase)/decrease in due from separate accounts	(490)	2,415
Increase in reinsurance receivables	(243)	(1)
Increase in Note Receivable	(5,846)	—
Increase in deferred policy acquisition costs	(335)	(373)
Increase in other assets	(3,681)	(1,339)
Increase in taxes receivable	—	(92)
Increase in due to brokers, dealers and trustees	13,886	—
(Decrease) increase in accrued interest payable	(314)	455
Non-cash incentive fee	33	35
Non cash compensation expense	152	120
Non cash interest from investments in loans	(111)
Accretion of discounts and depreciation expense	3,985	2,945
Amortization and write off of deferred financing costs	26	134
Decrease in management fee payable	—	(1,621)
Accretion of mortgage note discount	20	—
Increase/(decrease) in policy liabilities	5,046	(3,131)
Operating activities from VIEs, net	(22,113)	30,652

Net cash (used in) provided by operating activities	(2,021)	35,025

Cash flows from investing activities:
Purchases of trading securities	(159,923)	(18,122)
Purchases of available for sale securities	(4,917)	(5,219)
Purchases of derivatives	(1,996)	—
Purchases of real estate	(304)	(67)
Purchases of loans	(21,198)	—
Purchases of fixed assets	(40)	—
Acquisitions, net cash	2,138	—
Proceeds from principal paydowns of trading securities	5	221
Proceeds from sales of real estate	44,038	—
Proceeds from loan repayments	562	173
Proceeds from sales of trading securities	32,140	34,853
Proceeds from foreign exchange	45	—
Proceeds from sales of available for sale securities	4,730	5,813
Proceeds from maturities of available for sale securities	—	414
Proceeds from distributions paid by partially owned entities	—	3,908
Increase in policy loans	(4,760)	(382)
Margin posted for foreign exchange trade	—	1
Change due to consolidation of trusts	(19)	(1,594)
Investing activities from VIEs, net	(289,118)	(25,678)

Net cash used in investing activities	(398,617)	(5,679)

(continued)

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Consolidated Statements of Cash Flows (Unaudited) (continued)

(dollars in thousands)

	Six Months Ended June 30, 2013	Six Months Ended June 30, 2012
Cash flows from financing activities:
Convertible preferred distributions paid	$(1,625)	$1,329
Dividends paid	(1,599)	(2,788)
Distribution payable to Tricadia	—	(10,519)
Proceeds from loans	111,700	—
Proceeds from issuance of notes payable	—	15,680
Principal payments under mortgage notes payable	(740)	(15,804)
Partial paydown of loan	(2,513)	—
Performance Share Allocation paid in cash	—	(4,014)
Repurchase of common stock of subsidiary	(2)	—
Payment of placement costs	(38)	(625)
Proceeds from issuance of common units	1,318	—
Financing activities from VIEs, net	318,348	—

Net cash provided by/(used in) financing activities	424,849	(16,741)

Net increase in cash	24,211	12,605
Cash and cash equivalents – unrestricted – beginning of period	88,563	97,009

Cash and cash equivalents – unrestricted – end of period	$112,774	$109,614

Supplemental disclosure of cash flow information:
Cash paid for interest	$13,082	$5,275
Noncash investing and financing activities:
Capital change due to equity compensation	42	15

See accompanying notes to consolidated financial statements.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

(1)	Organization

Tiptree Financial Partners, L.P. (Tiptree) is a Delaware limited partnership that was formed on May 23, 2007 and commenced operations on June 12, 2007. Tiptree, together with its consolidated subsidiaries (collectively, the Partnership) is a diversified holding company that acquires majority controlling equity interests in businesses and credit assets and related securities. The Partnership’s specific focus is on three sectors of financial services: insurance, real estate, and specialty finance. Tricadia Capital, LLC, a Delaware limited liability company, is the general partner of the Partnership (General Partner). As of June 30, 2013, the General Partner had no capital in the Partnership.

Since inception of Tiptree through May 31, 2010, the external manager of Tiptree had been Tricadia Capital Management, LLC (Tricadia Capital), a Delaware limited liability company. Effective June 1, 2010, Tricadia Capital assigned all of its obligations and rights under the Tiptree management agreement to external manager Tiptree Capital Management, LLC (Tiptree Capital). With the acquisition of Tiptree Asset Management Company, LLC (TAMCO) effective on June 30, 2012, Tiptree’s management was internalized.

On December 31, 2012, the Partnership entered into an agreement (the Contribution Agreement) to combine its businesses with the business of its majority-owned subsidiary, Care Investment Trust Inc. (Care), to form a financial services operating company that will hold and manage their combined assets and liabilities.

On July 1, 2013 (the Closing Date), the Partnership completed the previously announced transaction between Tiptree and Care, as described on page 56 of Care’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on May 13, 2013. In connection with the closing of the transaction, Care changed its name to “Tiptree Financial Inc.” (TFI). TFI’s Class A Common Stock is traded on the NASDAQ Capital Market under the symbol “TIPT”.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

Acquisition of businesses

TAMCO

On June 30, 2012, Tiptree acquired from Tricadia Holdings, L.P. (Tricadia), a controlling financial interest in TAMCO which manages the assets of the subsidiaries of Tiptree as well as other entities, such as collateralized loan obligations (CLOs) and trusts. The two CLOs that TAMCO managed as of June 30, 2012 had assets of $810,600 and related note payables of $736,300 at par value . Given Tricadia’s controlling position in relation to both TAMCO and Tiptree, this combination was accounted for as a combination of entities under common control. As a result, the assets and liabilities of TAMCO, including the CLOs, have been presented as if they had been consolidated by the Partnership as of January 1, 2010 and their results of operations included in the Partnership’s results of operations going forward. The application of this “as-if pooling of interests” required the previously issued consolidated financial statements of Tiptree to be recast to reflect such activity. In conjunction with this combination, Tiptree issued 2,197,347 common units and 750,000 warrants collectively worth $57.7 million to Tricadia in return for a 99% controlling interest in TAMCO. The warrants issued have a $23.715 strike price and can be exercised at any time over a ten year period.

The acquisition of controlling interests in each of the Partnership’s businesses, discussed below, has been accounted for under the purchase method of accounting. The purchase price allocations were based on estimates of fair values of the assets acquired and liabilities assumed at the acquisition date. The fair values of the acquired net assets were determined using observable and unobservable information. There was no goodwill as a result of these acquisitions , except for the Siena acquisition described below, nor were there any contingency arrangements that impacted the valuation. The results of operations of each of the Partnership’s acquisitions are included in the consolidated financial statements from the date of acquisition.

MFCA

During the period February 5 through February 6, 2009, Tiptree acquired a controlling financial interest (approximately 57%) of the outstanding limited liability company interests of Muni Funding Company of America, LLC (MFCA), a specialty finance holding company that invests directly and indirectly in U.S. federally tax exempt bonds. Tiptree paid $12,838 for a controlling financial interest with an acquisition date fair value of $20,594, which resulted in a bargain purchase gain of $7,756. As of December 31, 2009, Tiptree had increased its ownership to approximately 75% of the outstanding limited liability company interests of MFCA as a result of a tender and rights offering. In June 2011, Tiptree acquired 100% of the outstanding limited liability company interests of MFCA as a result of a tender offer and merger. These subsequent increases to Tiptree’s ownership interest in MFCA were accounted for as capital transactions with no gain or loss recognized in the consolidated statements of operations. The carrying amount of the noncontrolling interest was reduced to reflect Tiptree’s increase in its ownership interest in MFCA. The difference between the consideration paid and the amount by which the noncontrolling interest was reduced has been included as a component of partnership capital.

Philadelphia Financial Group, Inc.

On June 23, 2010, Tiptree acquired all of the outstanding Common Shares of Philadelphia Financial Group, Inc. (PFGI) (formerly known as PFG Holdings, Inc.) and its subsidiaries (collectively, PFG), a provider of private placement life insurance as well as a third party administrator of corporate and bank

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

owned life insurance. Tiptree paid $28,500 for a 100% controlling financial interest with an acquisition-date fair value of $65,209, which resulted in a bargain purchase gain of $36,709. Deferred acquisition costs and deferred revenues were excluded in the determination of assets acquired and liabilities assumed as they do not represent future cash flows. An intangible asset related to the present value of future profits was recognized on the acquisition date.

On December 16, 2010, PFG initiated a recapitalization whereby Tiptree exchanged its 9,098 original PFG Common Shares in return for 2,850,000 shares of Series A participating preferred stock along with 2,850,000 shares of newly issued common stock. In addition, through the issuance of an additional 985,352 shares of Series A participating preferred stock and 985,352 Common Shares, PFG raised an additional $9,854 of which Tiptree contributed $4,076. This additional capital raised reduced Tiptree’s ownership percentage from 100% to approximately 84.94%. During the first quarter of 2011, PFG issued 148,100 shares each of Common Shares and Series A participating preferred stock to PFG employees. PFG also issued 21,548 shares each of Common Shares and Series A participating preferred stock to an outside investor during the same timeframe. These share issuances reduced Tiptree’s ownership percentage to approximately 81.34%. During the third quarter of 2012, PFG issued 2,000,000 shares each of Common Shares and Series A participating preferred stock as part of a $25,000 capital raise in which Tiptree was the primary participant. This resulted in an increase in Tiptree’s ownership percentage to approximately 86.0%. These subsequent changes to Tiptree’s ownership interest in PFG were accounted for as capital transactions with no gain or loss recognized in the consolidated statements of operations. The carrying amount of the noncontrolling interest was adjusted to reflect Tiptree’s change in its ownership interest in PFG. Any difference between the consideration paid and the amount by which the noncontrolling interest was reduced has been included in change in percentage ownership of subsidiary, net.

On December 28, 2012, the Partnership issued a note payable in the amount of $2,500 at an annual interest rate of 5%. This note was payment for 6.6% of the issued and outstanding Series A preferred stock and 8.8% of the issued and outstanding Common stock of PFG. This acquisition increased Tiptree’s ownership percentage to 93.58%.

On July 13, 2012, PFG purchased certain assets of Hartford Life Private Placement, LLC (HLPP) from affiliates of The Hartford Financial Services Group, Inc. (Hartford) for a purchase price of $117,500. PFG and certain insurance subsidiaries of Hartford entered into a long-term servicing agreement whereby PFG administers approximately $35 billion in private placement insurance business previously serviced by HLPP in exchange for a fee.

Funding for the acquisition was provided in the form of equity of $23,500 issued by PFG and debt of $100,000 issued by PFG to an affiliate of Hartford.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

The purchase price was allocated to assets acquired as follows:

Intangible assets:
Administrative servicing asset	$115,942
Software license	588
Goodwill	396
EDP equipment	424
Furniture and equipment	150

Total	$117,500

Care Investment Trust Inc.

On August 13, 2010, Tiptree acquired a controlling financial interest in Care Investment Trust Inc. (Care), a real estate investment trust (REIT) with a geographically diverse portfolio of senior housing and healthcare-related assets in the United States. The acquisition resulted from a combination of a $55,665 equity investment by Tiptree in newly issued common stock of Care at $9.00 per share and a cash tender by Care for all of Care’s previously issued and outstanding shares of common stock. 97.4% of previously existing shareholders tendered their shares in connection with this transaction and Care simultaneously issued to Tiptree 6,185,050 newly issued shares of Care’s common stock, representing a 92.2% controlling financial interest in Care. Including the purchase of outstanding Care warrants, Tiptree paid a total $55,765, which resulted in a bargain purchase gain of $20,801.

Siena

In April 2013, the Partnership had committed $10,000 to purchase a majority of the voting equity interests in Siena Capital Finance LLC (Siena). As of June 30, 2013, $7,310 of the commitment had been funded. This transaction resulted in a 59.38% controlling interest in Siena and generated $2,484 in goodwill, which is recorded on the Partnership’s consolidated balance sheet as of June 30, 2013. On July 24, 2013, the Partnership made a subsequent investment of $2,690 in Siena, which has increased its controlling interest to 66.67%.

(2)	Summary of Significant Accounting Policies

(a)	Basis of Presentation

The accompanying unaudited consolidated financial statements of the Partnership are prepared in accordance with U.S. generally accepted accounting principles (GAAP). The consolidated financial statements are presented in U.S. dollars, the main operating currency of the Partnership. The consolidated financial statements prepared under GAAP for all periods presented have been retroactively restated as if TAMCO was part of the consolidated group as of January 1, 2010. All intercompany items have been eliminated for these periods.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

(b)	Principles of Consolidation

The consolidated financial statements reflect the consolidated accounts of Tiptree and (i) its wholly-owned subsidiaries, (ii) subsidiaries in which it has a controlling interest, and (iii) certain other entities known as variable interest entities (VIEs) in which Tiptree, through its subsidiaries, is deemed to be the primary beneficiary. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements. This consolidation, particularly with respect to the VIEs, significantly impacts these consolidated financial statements.

(c)	Variable Interest Entities

ASC Topic 810, Consolidations, requires the consolidation of a VIE into the financial statements of the entity that is considered the VIE’s primary beneficiary. ASC Topic 810 provides a framework for determining whether an entity should be considered a VIE and accordingly evaluated for consolidation. If an entity is a VIE, it would then need to be determined whether Tiptree’s relationship, direct or indirect through subsidiaries, to the VIE (whether contractual, through direct investments in the entity, or otherwise) results in a variable interest. If Tiptree does have a variable interest in the entity, it would then need to be determined whether Tiptree is deemed to be the primary beneficiary. For VIEs, if Tiptree is deemed to (i) have the power to direct the activities of the VIE that most significantly impact the economic performance and (ii) either the obligation to absorb losses or the right to receive benefits that could be significant to the VIE, then Tiptree would be deemed to be the primary beneficiary of the VIE and would be required to consolidate the VIE. Generally, TAMCO’s contractual relationship as collateral manager of the CLOs described herein satisfies criteria (i) of the prior sentence, and its ownership interests in and/or ability to earn certain incentive or other management fees in certain CLOs can typically satisfy criteria (ii).

Prior to the closing of the acquisition of TAMCO, it was established that TAMCO was the primary beneficiary of two CLOs that it managed as well as any subsequent CLOs that are established. As such, the financials statements of these CLOs are included in the consolidated financial statements of the Partnership. See Note 1 “Organization” for additional details regarding this transaction.

The consolidation of the CLOs required the initial recognition of the assets and liabilities at fair value as of January 1, 2010. Since the assets are solely for the benefit of the beneficial interest holders (liability holders) and no residual value from their liquidation is available to TAMCO, the difference between the fair value of the assets of the CLOs and its liabilities upon consolidation have been reflected as appropriated retained earnings. Given the nature and activity of the CLOs, TAMCO has applied the investment company accounting guidance to the CLOs’ financial statements and as such, recognizes changes in fair value of the assets of the CLOs and accreted the fair value adjustment to the liabilities of the CLOs (recorded upon consolidation) in the consolidated statements of operations. A portion of the results of operations of the CLOs are reflected as an adjustment to the appropriated retained earnings as that pertains to the amount of subordinated interests of the CLOs not held by Tiptree.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

(d)	Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the Partnership’s consolidated financial statements and accompanying notes. The estimates and assumptions most susceptible to change are the valuation of securities, derivative positions, and acquired assets and liabilities. Although these and other estimates and assumptions are based on the best available estimates, actual results could differ materially from management’s estimates.

(e)	New accounting pronouncements

In February 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2013-02, Comprehensive Income: Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. This update addresses the disclosure issue left open at the deferral under ASU 2011-12. This update requires the provision of information about the amounts reclassified out of accumulated OCI by component. In addition, it requires presentation, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated OCI by the respective line items of net income but only if the amount reclassified is required under U.S. GAAP to be reclassified to net income in its entirety to net income. A cross reference must be provided to other disclosures required under U.S. GAAP that provide additional detail about those amounts, if applicable. This update is effective for reporting periods beginning after December 15, 2012. See Note 26 for impact of this standard.

(f)	Cash and Cash Equivalents

The Partnership considers all highly liquid investments of sufficient credit quality with maturities of three months or less to be cash equivalents. Cash and cash equivalents consist of U.S. denominated cash on hand and cash held in banks. The Partnership’s restricted cash primarily consists of cash held by its three consolidated CLOs as well as cash that is collateral for any US Treasury short positions held. This cash can only be utilized by the individual CLOs, but cannot be distributed and as such is not available to the Partnership for its use.

(g)	Fair Value Measurement

ASC Topic 820, Fair Value Measurements and Disclosures, defines fair value, describes the framework for measuring fair value, and addresses fair value measurement disclosures. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

ASC Topic 820 establishes a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels, from highest to lowest, are defined as follows:

•	Level 1 – Unadjusted, quoted prices in active markets for identical assets or liabilities that the Partnership has the ability to access at the measurement date.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

•	Level 2 – Significant inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly through corroboration with observable market data. Level 2 inputs include quoted prices for similar instruments in active markets, and inputs other than quoted prices that are observable for the asset or liability.

The types of financial assets and liabilities carried at level 2 are valued based on one or more of the following:

a)	Quoted prices for similar assets or liabilities in active markets;

b)	Quoted prices for identical or similar assets or liabilities in nonactive markets;

c)	Pricing models whose inputs are observable for substantially the full term of the asset or liability;

d)	Pricing models whose inputs are derived principally from or corroborated by observable market data through correlation or other means for substantially the full term of the asset or liability.

•	Level 3 – Significant inputs that are unobservable inputs for the asset or liability, including the Partnership’s own data and assumptions that are used in pricing the asset or liability.

The availability of observable inputs can vary depending on the financial asset or liability and is affected by a wide variety of factors, including, for example, the type of product, whether the product is new, whether the product is traded on an active exchange or in the secondary market, and the current market conditions. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Partnership in determining fair value is greatest for instruments categorized within Level 3 of the fair value hierarchy. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Partnership’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and the consideration of factors specific to the asset. From time to time, the Partnership’s assets and liabilities will transfer between one level to another level. It is the Partnership’s policy to recognize transfers between different levels at the end of each reporting period.

The following is a description of the valuation methodologies used for financial assets and liabilities measured at fair value, as well as the general classification of such assets and liabilities pursuant to the valuation hierarchy. The Partnership’s fair value measurement is based on a market approach, which utilizes prices and other relevant information generated by market transactions involving identical or comparable financial instruments. Sources of inputs to the market approach include a third-party pricing service, independent broker quotations or pricing matrices. Management analyzes the third party valuation methodologies and its related inputs to perform assessments to determine the appropriate level within the fair value hierarchy and to assess reliability of values. Further, management has a process in place to review all changes in fair value from measurement period to measurement period. Any discrepancies or unusual observations are followed through to resolution through the source of the pricing as well as utilizing comparisons, if applicable, to alternate pricing sources.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

The Partnership utilizes observable and unobservable inputs into its valuation methodologies. Observable inputs include benchmark yields, reported trades, broker-dealer quotes, issuer spreads, benchmark securities, bids, offers and reference data. In addition, specific issuer information and other market data is used. For broker quotes, quotes are obtained from sources recognized to be market participants. Unobservable inputs may include: expected cash flow streams, default rates, supply and demand considerations and market volatility.

Trading Securities: Trading securities consist primarily of privately held equity securities, exchange-traded equity securities, U.S. Treasury securities (USTs), CLOs, collateralized debt obligations (CDOs), asset backed securities (ABSs), loans, and tax exempt securities. The fair value of privately held equity securities are either valued based on quotes obtained from dealers or internally developed valuation models. Because significant inputs used to determine the dealer quotes or model values are not observable, such as projected future earnings and price volatility, the Partnership has classified them within Level 3 of the fair value hierarchy. Exchange-traded equity securities are valued based on quoted prices from the exchange. These securities are actively traded and valuation adjustments are not applied. Accordingly, they are categorized in Level 1 of the fair value hierarchy. USTs are actively traded and valuation adjustments are not applied. They are categorized in Level 1 of the fair value hierarchy. Positions in securitized products such as CLOs, CDOs, and ABSs are based on quotes obtained from dealers. When these quotes are based directly or indirectly on observable inputs such as quoted prices for similar assets exchanged in an active or inactive market, the Partnership has classified them within Level 2 of the fair value hierarchy. If these quotes are based on valuation models using unobservable inputs such as expected future cash flows, default rates, supply and demand considerations, and market volatility, the Partnership has classified them within Level 3 of the fair value hierarchy. The fair value of tax exempt securities is determined by obtaining quotations from independent pricing services. In most cases, quotes are obtained from two pricing services and the average of both quotes is used. The independent pricing services determine their quotes using observable inputs such as current interest rates, specific issuer information and other market data for such securities. Therefore, the estimate of fair value is subject to a high degree of variability based upon market conditions, the availability of issuer information and the assumptions made. The valuation inputs used to arrive at fair value for such debt obligations are generally classified within Level 2 or Level 3 of the fair value hierarchy.

Available for sale securities: Available for sale securities consist primarily of obligations of states and political subdivisions, USTs, certificates of deposit, ABSs, and corporate bonds. These securities will generally be classified within either Level 1 or Level 2 of the fair value hierarchy. The fair value of fixed maturity securities is based on estimated fair value obtained from an independent pricing service, where available. If listed prices or quotes are not available, fair value is based upon internally developed models that use primarily market-based or independently sourced market parameters, including interest rate yield curves, option volatilities, and currency rates.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

Derivative Assets and Liabilities: Derivative assets and liabilities are comprised of credit default swaps (CDS), and interest rate swaps (IRS). The fair value of derivative assets and liabilities is based upon valuation pricing models, which represent what the Partnership would expect to receive or pay at the balance sheet date if the contracts were cancelled. In general, the fair value of CDSs are based on dealer quotes. Because significant inputs used to determine the dealer quotes are not observable, such as price volatility, the Partnership has classified them as Level 3. The fair value of IRS is determined by obtaining broker or counterparty quotes. Because there were observable inputs used to arrive at these quotes, the Partnership has classified the IRS within Level 2 of the fair value hierarchy.

Separate Account Assets: Separate account assets are primarily invested in alternative investments (which include investments in limited partnerships, private equity funds, hedge funds, and fund of funds), mutual funds, fixed maturity securities, and equity securities. The alternative investments are valued at estimated fair value with the assistance of the investment managers of the underlying alternative investments. Since the entities underlying these alternative investments are investment companies for accounting purposes, as a practical expedient, the Partnership utilizes the separate account’s proportionate interest in the fair value of the underlying net assets to determine the fair value of these investments. The fair value of the underlying net assets of each alternative investment is determined from financial information provided by the investment manager. These alternative investments are generally classified within Level 3 of the fair value hierarchy. Most hedge fund investments are classified as Level 3. However, some hedge fund investments with minimal liquidity restrictions such as no lockup period, redemption notification of 35 days or less, withdrawal frequency greater than annually, and withdrawal payouts within 30 days are classified within Level 2. Mutual funds and equity securities are exchange-traded and are valued based on quoted market prices from independent pricing services and are classified within Level 1 of the fair value hierarchy. U.S. Treasury securities are classified within Level 1 of the fair value hierarchy and all other fixed maturity securities are classified within Level 2.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

Cash and Cash Equivalents – Unrestricted: The carrying amounts of cash and cash equivalents—unrestricted are carried at cost which approximates fair value.

Cash and Cash Equivalents – Restricted: The carrying amounts of cash and cash equivalents—restricted are carried at cost which approximates fair value.

Due from Brokers, Dealers, and Trustees and Due to Brokers, Dealers and Trustees: The carrying amounts of these assets and liabilities approximate their fair value due to their relatively short-term nature.

Loans Owned, at Amortized Cost: The fair value of loans owned, at amortized cost is computed by discounting the expected future cash flows at market rates. Variable rate lines of credit outstanding are assumed to be at fair value.

Mortgage Notes Payable: The fair value of notes payable is determined based on contractual cash flows discounted at market rates.

Notes Payable: The fair value of notes payable is determined based on either dealer quotes or contractual cash flows discounted at market rates.

Policy Loans: The fair value of policy loans is deemed to be the carrying value, which is unpaid principal and accrued interest. Policy loans are not marketable instruments and can only be satisfied by the policy owner for the value carried.

For the six month period ended June 30, 2013, $7,984 was transferred between Level 2 and Level 3. For the six month period ended June 30 2012 $4,043 was transferred between Level 3 into Level 2. The majority of these amounts were due to CLOs, as quoted prices for these assets were obtained from active markets.

(h)	Investments

The Partnership records all security transactions on a trade-date basis. Realized gains/(losses) are generally determined using the specific-identification method. ASC Topic 320, Investments – Debt and Equity Securities, requires the Partnership to classify its investment assets as trading, available for sale or held to maturity.

(i)	Trading Securities

Debt and equity securities classified as trading securities are intended to be sold at any time and are recorded at fair value, with unrealized gains/(losses) included in the consolidated statements of operations.

(j)	Available for Sale Securities

Debt securities classified as available for sale are intended to be held for indefinite periods of time and include those debt securities that management may sell as part of its asset/liability management strategy or in response to changes in interest rates, resultant prepayment risk or other factors. Debt securities held as available for sale securities are recorded at fair value, with unrealized gains/ (losses), net of related tax effects, excluded from earnings and reported as other comprehensive income.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

Realized gains/(losses) on the sale of debt securities are calculated by the specific-identification method. The Partnership regularly monitors the difference between cost and the estimated fair value of its available for sale securities, which involves uncertainty as to whether declines in value are temporary in nature. If the Partnership believes a decline in the value of a particular security is temporary, it records the decline as an unrealized loss in capital. If the decline is deemed to be other than temporary, the Partnership writes it down to the carrying value of the security and records an other-than-temporary impairment loss on its consolidated statements of operations, regardless of whether the Partnership continues to hold the security. Management’s assessment of a decline in value includes, among other things: (i) the duration of time and the relative magnitude to which fair value of the security has been below cost; (ii) the financial condition and near-term prospects of the issuer of the investment; (iii) extraordinary events, including negative news releases and rating agency downgrades, with respect to the issuer of the investment; (iv) the Partnership’s ability and intent to hold an equity security for a period of time sufficient to allow for any anticipate recovery; (v) whether it is more likely than not that the Partnership will sell a security before recovery of its amortized cost basis. Further, for securities expected to be sold, an other-than-temporary impairment loss is recognized if the Partnership does not expect the fair value of a security to recover its cost prior to the expected date of sale. If that judgment changes in the future, the Partnership may ultimately record a realized loss after having originally concluded that the decline in value was temporary. Risks and uncertainties are inherent in the methodology the Partnership uses to assess other-than-temporary declines in value. Risks and uncertainties could include, but are not limited to, incorrect assumptions about financial condition, liquidity or future prospects, and unfavorable changes in economic and social conditions, interest rates or credit ratings.

(k)	Investments in Loans at Fair Value

The CLOs managed by the Partnership contain a diversified portfolio of middle market loans carried at estimated fair value. In general, the fair value of leveraged loans are obtained from an independent pricing service which provides secondary coverage of market participants. The values represent a composite of mark-to-market bid/offer prices and are classified as Level 2. In certain instances the Partnership will make its own determination of fair value of leveraged loans based on internal models and other unobservable inputs and the Partnership classified these leveraged loans as Level 3. The changes in fair values of investments in loans are reported in the consolidated statements of operations.

(l)	Investments in Loans at Amortized Cost

Certain loans held for investment are held at amortized cost. The Partnership periodically reviews its loans for impairment. Impairment losses are taken for impaired loans based on the fair value of collateral on an individual loan basis. The fair value of the collateral may be determined by an evaluation of operating cash flow from the property during the projected holding period, and/or estimated sales value computed by applying an expected capitalization rate to the stabilized net operating income of the specific property, less selling costs. Whichever method is used, other factors considered relate to geographic trends and project diversification, the size of the portfolio and current economic conditions. When it is probable that the Partnership will be unable to collect all amounts contractually due, the loan would be considered impaired.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

Interest income is generally recognized using the effective interest method or on a basis approximating a level rate of return over the term of the loan. Nonaccrual loans are those on which the accrual of interest has been suspended. Loans are placed on nonaccrual status and considered nonperforming when full payment of principal and interest is in doubt, or when principal or interest is 90 days or more past due and collateral, if any, is insufficient to cover principal and interest. Interest accrued but not collected at the date a loan is placed on nonaccrual status is reversed against interest income. In addition, the amortization of net deferred loan fees is suspended. Interest income on nonaccrual loans may be recognized only to the extent it is received in cash. However, where there is doubt regarding the ultimate collectability of loan principal, cash receipts on such nonaccrual loans are applied to reduce the carrying value of such loans. Nonaccrual loans may be returned to accrual status when repayment is reasonably assured and there has been demonstrated performance under the terms of the loan or, if applicable, the restructured terms of such loan. The Partnership did not have any loans on nonaccrual status as of June 30, 2013 or December 31, 2012.

(m)	Derivative Financial Instruments

The Partnership recognizes all derivatives on the consolidated balance sheets at fair value. The Partnership has not designated any derivative transactions as accounting hedges, and consequently, has not applied hedge accounting treatment. The changes in the fair values of the derivative financial instruments are reported in the consolidated statements of operations.

(n)	Real Estate and Identifiable Intangible Assets

Real estate and identified intangible assets are carried at cost, net of accumulated depreciation and amortization. Betterments, major renewals and certain costs directly related to the acquisition, improvement and leasing of real estate are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is provided on a straight-line basis over the assets’ estimated useful lives which range from 9 to 40 years. Amortization is provided on a straight-line basis over the life of the in-place leases.

Upon the acquisition of real estate, management will assess the fair value of acquired assets (including land, buildings and improvements, and identified intangible assets such as above and below market leases and acquired in-place leases and customer relationships) and acquired liabilities and then allocate purchase price based on these assessments. Management assesses fair value based on estimated cash flow projections that utilize appropriate discount and capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known trends, and market/economic conditions that may affect the property. Other intangible assets acquired include amounts for in-place lease values that are based on management’s evaluation of the specific characteristics of each property and the respective tenant’s lease. Factors considered include estimates of carrying costs during hypothetical expected lease-up periods and market conditions. In estimating carrying costs, the Partnership includes estimates of lost rents at estimated market rates during the hypothetical expected lease-up periods, which are dependent on local market conditions and expected trends.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

Real estate properties, including any related intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable in accordance with ASC 360, Impairment or Disposal of Long-Lived Assets. If such reviews indicate that the asset is impaired, the asset’s carrying amount is written down to its fair value. An impairment loss is measured based on the excess of the carrying amount over the fair value. The fair value is determined by using a discounted cash flow model and appropriate discount and capitalization rates. Estimates of future cash flows are based on a number of factors including historical operating results, leases in place, known trends, and market/economic conditions that may affect the property. The evaluation of anticipated cash flows is subjective and is based, in part, on assumptions regarding future occupancy, rental rates, and capital requirements that could differ materially from actual results. If anticipated holdings periods change or estimated cash flows decline based on market conditions or otherwise, an impairment loss may be recognized. Long-lived assets to be disposed of are recorded at the lower of carrying value or fair value less estimated costs to sell. There were no impairments on our wholly-owned real estate investments and intangibles for the three and six month periods ended June 30, 2013 and 2012.

In addition, the Partnership also carries intangible assets, which represent insurance licensing agreements, insurance servicing agreement and leases in place. Management has deemed the insurance licensing agreements to have indefinite useful life and performs impairment tests on these assets at least annually. The Partnership recorded an intangible asset related to administration servicing rights acquired in connection with the acquisition of Hartford Life Private Placement LLC. This intangible asset is being amortized in relation to expected gross profits over the life of the serving rights. Annual impairment testing is performed on both the insurance servicing agreement and the leases in place.

For the six months ended June 30, 2013 and 2012, there was no impairment recognized on these assets.

(o)	Insurance Policies and Contracts Acquired

Insurance policies and contracts acquired is an intangible asset held by a subsidiary of the Partnership which reflects the estimated fair value of insurance policies and contracts in force at the time the subsidiary was acquired by the Partnership. The amount represents the portion of the purchase price of the subsidiary that is allocated to the value of the right to received future cash flows from the policies and contracts. Insurance policies and contracts acquired is based on actuarially determined projections of premiums, future policy and contract charges, mortality, surrenders/withdrawals, separate account investment performance and operating expenses and is maintained by line of business. Actual experience may vary from these projections.

The Partnership amortizes insurance policies and contracts acquired over the estimated lives of the policies and contracts in proportion to actual and estimated future gross profits. Each reporting period, the Partnership updates the estimated gross profits with actual gross profits for the period. In addition, assumptions are reviewed and updated as necessary. Cumulative amortization is recalculated and adjusted by a cumulative charge or credit to current earnings. Estimated gross profits are regularly reviewed to determine the recoverability of insurance policies and contracts acquired.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

(p)	Investments in Partially-Owned Entities

Either directly or through a subsidiary, the Partnership invests in real estate-related equity interests that allow it to participate in a percentage of the underlying property’s cash flows from operations and proceeds from a sale or refinancing. At the inception of the investment, it must be determined whether such investment should be accounted for as a loan, joint venture or as real estate. For the periods ended June 30, 2013, and December 31, 2012, the Partnership held three, real estate-related investments and accounted for such investments under the equity method.

The Partnership assesses whether there are indicators that the value of its partially-owned entities may be impaired. An investment’s value is impaired if management determines that a decline in the value of the investment below its carrying value is other than temporary. To the extent impairment has occurred, the loss shall be measured as the excess of the carrying amount of the investment over the estimated value of the investment. For the periods ended June 30, 2013 and June 30, 2012, the Partnership did not recognize any impairment.

(q)	Deferred Policy Acquisition Costs

Policy acquisition costs for traditional life insurance products are generally deferred and amortized over the premium paying period of the policy. Deferred policy acquisition costs and policy initiation costs related to universal life and investment-type products are amortized in relation to expected gross profits over the life of the policies.

(r)	Separate Accounts

Separate account assets and liabilities represent variable annuity and variable universal life contract funds invested primarily in private and public equity securities, fixed maturities and investment partnerships. The separate account assets and liabilities are reported at fair value in the consolidated financial statements.

The assets of the separate accounts are legally segregated and are not subject to the claims that arise out of any other business of the Partnership or its subsidiaries.

Investment income, gains and losses are accrued directly to the policyholders and are not included in the results of operations of the Partnership. Premiums and deposits received and payments made on the policyholder’s accumulated account value are excluded from the amounts reported in the consolidated statements of operations.

(s)	Future Policy Benefits and Policyholder Deposits

Future policy benefit reserves are determined using the net level premium method, which provides for benefits based upon estimated future investment yield, expected mortality and estimated policy lapses. Interest rate assumptions range from 3.0% to 6.0%. Mortality has been calculated principally on an experience multiple applied to select and ultimate tables in common usage in the insurance industry. Estimated policy lapses have been determined principally based upon historical experience. Future policy benefit reserves for universal life policies consist of premiums received plus credited interest less accumulated policyholder assessments.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

(t)	Rental Revenue

The Partnership recognizes rental revenue in accordance with ASC 840, Leases (ASC 840). ASC 840 requires that revenue be recognized on a straight-line basis over the non-cancelable term of the lease unless another systematic and rational basis is more representative of the time pattern in which the use benefit is derived from the leased property. Renewal options in leases with rental terms that are higher than those in the primary term are excluded from the calculation of straight line rent if the renewals are not reasonably assured. The Partnership commences rental revenue recognition when the tenant takes control of the leased space. The Partnership recognizes lease termination payments as a component of rental revenue in the period received, provided that there are no further obligations under the lease. Amortization expense of above-market leases reduces rental income on a straight-line basis over the non-cancelable term of the lease. Taxes, insurance and reserves collected from tenants are separately shown as reimbursable income and corresponding payments are included in reimbursed property expenses.

(u)	Earnings Per Share

The Partnership presents both basic and diluted earnings per common unit in its consolidated financial statements and footnotes thereto. Basic earnings per common unit (Basic EPS) excludes dilution and is computed by dividing net income or loss allocable to common unit holders by the weighted average number of common units, including vested restricted common units, outstanding for the period. Diluted earnings per common unit (Diluted EPS) reflects the potential dilution that could occur if securities or other contracts to issue common units were exercised or converted into common units where such exercise or conversion would result in a lower earnings per share amount.

The Partnership calculates EPS using the two-class method, which is an earnings allocation formula that determines EPS for common shares and participating securities. Unvested share-based payment awards that contain non-forfeitable rights to distributions or distribution equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of EPS using the two-class method. Accordingly, all earnings (distributed and undistributed) are allocated to common shares and participating securities based on their respective rights to receive distributions.

See Note 23 for EPS computations.

(v)	Equity Based Compensation

The Partnership accounts for equity-based compensation issued to nonemployees, directors, and affiliates of the Partnership using the current fair value based methodology.

Certain directors of the Partnership have been granted restricted LP units. The Partnership measures the cost of an award of restricted LP units to directors at the fair value of the restricted LP units on the date granted and the resulting compensation cost is expensed over the vesting period on a straight-line basis with a corresponding credit to partnership capital.

Restricted LP units and options to purchase LP units have also been awarded to Tricadia Capital, Tricadia Capital employees and/or its affiliates. The Partnership has determined that the measurement date for restricted LP units and options awarded to nonemployees occurs when the restricted LP units and options vest. The Partnership initially measures the cost of an award of

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

restricted LP units and options to nonemployees at the fair value of the restricted LP units on the date awarded and subsequently measures the cost of the restricted LP units and options at their fair value at each vesting and reporting date throughout the vesting period. The initial compensation cost and subsequent changes thereto are charged to expense over the vesting period with a corresponding credit to partnership capital.

(w)	Income Taxes

Tiptree qualifies as a partnership for U.S. federal income tax purposes. As a partnership, Tiptree will not pay federal income tax and will be treated as a pass through entity. Income of the Partnership is allocated to the individual partners for inclusion in their respective tax returns. The Partnership’s subsidiaries Care, PFG, and TAMCO file both state and federal returns. Any deferred tax assets or, tax liabilities of these subsidiaries are reflected in the consolidated financial statements of the Partnership. These U.S. federal and state income tax returns, when filed, will be subject to examination by the Internal Revenue Service and state departments of revenue. See Note 14.

Deferred tax assets and liabilities are determined using the asset and liability method. Under this method, deferred tax assets and liabilities are established for future tax consequences of temporary differences between the financial statement carrying amounts of assets and liabilities and their tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to reverse. A valuation allowance is established when necessary to reduce a deferred tax asset to the amount expected to be realized.

The Partnership evaluates tax positions taken or expected to be taken in the course of preparing its tax returns to determine whether the tax positions are “more-likely than-not” of being sustained by the applicable tax authority. The Partnership’s tax benefit or tax expense is adjusted accordingly for tax positions not deemed to meet the more-likely than-not threshold.

(x)	Administrative Fees Revenue and Expenses

The Partnership earns administrative fee revenue as a third party administrator for insurance contracts. The revenues are recorded as earned. The Partnership pays fees to a third party in conjunction with the administration of certain insurance contracts. The fees are recorded when incurred by the Partnership.

(y)	Premium and Fee Revenue and Related Expenses

Amounts assessed to the policyholders for mortality and expense charges, premium loads, charges for cost of insurance, and policy initiation fees are included in revenues. Death benefits and other benefits paid in excess of the policyholder’s accumulated account value are included in expenses. The Partnership recognizes premiums for life insurance products and other long-duration life insurance products as revenue when due from policyholders. The Partnership matches benefits, losses and related expenses with premiums over the related contract periods.

(z)	Reclassifications

Certain prior period amounts have been reclassified to conform to the current year presentation.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

(3)	CLOs and Consolidated Variable Interest Entities

The term CLO generally refers to a special purpose vehicle that owns a portfolio of investments and issues various tranches of debt and subordinated note securities to finance the purchase of those investments. The investment activities of a CLO are governed by extensive investment guidelines, generally contained within a CLO’s “indenture” and other governing documents which limit, among other things, the CLO’s maximum exposure to any single industry or obligor and limit the ratings of the CLO’s assets. Most CLOs have a defined investment period which they are allowed to make investments and reinvest capital as it becomes available.

CLOs typically issue multiple tranches of debt and subordinated note securities with varying ratings and levels of subordination to finance the purchase of investments. These securities receive interest and principal payments from the CLO in accordance with an agreed upon priority of payments, commonly referred to as a “waterfall.” The most senior notes, generally rated AAA/Aaa, commonly represent the majority of the total liabilities of the CLO. This tranche of notes is issued at a specified spread over LIBOR and normally has the first claim on the earnings on the CLO’s investments after payment of certain fees and expenses. The mezzanine tranches of rated notes generally have ratings ranging from AA/Aa to BB/Ba and also are usually issued at a specified spread over LIBOR with higher spreads paid on the tranches with lower ratings. Each tranche is typically only entitled to a share of the earnings on the CLOs’ investments if the required interest and principal payments have been made on the more senior tranches. The most junior tranche can take the form of either subordinated notes or preference shares and is referred to as the CLO’s “subordinated notes.” The subordinated notes generally do not have a stated coupon but are entitled to residual cash flows from the CLOs’ investments after all of the other tranches of notes and certain other fees and expenses are paid.

CLOs, which are designed to serve as investments for third party investors, generally have an investment manager that selects and actively manages the underlying assets to achieve target investment performance, including avoidance of loss. In exchange for these services, CLO managers typically receive three types of investment advisory fees: senior management fees, subordinated management fees and incentive fees. CLOs also generally appoint a trustee, custodian and collateral administrator, who are responsible for holding a CLO’s investments, collecting investment income and distributing that income in accordance with the waterfall. The Partnership, through a subsidiary (TAMCO) acquired in 2012, is a CLO manager of three CLOs; namely Telos CLO 2013-3, Ltd. (Telos 3), Telos CLO 2007-2, Ltd. (Telos 2) and Telos CLO 2006-1, Ltd. (Telos 1). Prior to this acquisition, the Partnership did not consolidate the CLOs as it only held a residual interest in certain CLOs which were recorded at fair value. The Partnership met the requirement to consolidate when it acquired the management rights of the CLOs as well as any subsequent CLOs managed by TAMCO.

In February 2013, Telos entered into a new $120,000 warehouse agreement with Telos CLO 2013-4, Ltd.(“Telos 4”). As of June 30, 2013, $150,458 is carried as investments in loans at fair value and $111,700 as warehouse loans on the consolidated balance sheet.

On August 6, 2013, CLO 2013-4 Ltd. closed. As of June 30, 2013, $150.5 million was carried as investments in loans at fair value and $111.7 million in warehouse notes payable on TFP’s consolidated balance sheet.

On August 6, 2013, Telos entered into a new $100 million credit facility for Telos CLO 2013-5, Ltd., which is expected to close in the fourth quarter of 2013.

Although the Partnership consolidates all of the assets and liabilities of the CLOs, the maximum exposure to loss related to the CLOs is limited to the Partnership’s investments in the CLOs (accreted value of $12,661 as of June 30, 2013 and $6,819 as of December 31, 2012), the investment advisory fee receivables from the CLOs ($3,495 as of June 30, 2013 and $3,089 as of December 31, 2012), and any future investment advisory fees, all of which are eliminated upon consolidation.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

The assets of each of the CLOs are held solely as collateral to satisfy the obligations of the CLOs. The Partnership does not own and has no right to the benefits from, nor does it bear the risks associated with, the assets held by the CLOs, beyond its direct investments in, and investment advisory fees generated from, the CLOs. If the Partnership were to liquidate, the assets of the CLOs would not be available to its general creditors, and as a result, the Partnership does not consider them its assets available for the benefit of its investors. Additionally, the investors in the CLOs have no recourse to the Partnership’s general assets for the debt issued by the CLOs. Therefore, this debt is not the Partnership’s obligation. For this reason the difference between the fair value of the assets and liabilities at initial consolidation is reflected as appropriated retained earnings.

The table below represents the assets and liabilities of the consolidated CLOs that are included in the Partnership’s consolidated balance sheet as of the periods indicated:

	June 30, 2013	December 31, 2012
Assets:
Restricted cash	$95,192	$75,105
Investment in loans	1,031,445	741,743
Investment in trading securities	21,300	18,970
Due from Brokers	28,122	9,034
Accrued interest receivable	5,279	6,660
Deferred debt issuance costs	4,857	—
Other assets	74	148

Total assets	$1,186,269	$851,660
Liabilities:
Notes payable	$902,345	$571,751
Due to Brokers	52,222	43,396
Accrued interest payable	6,808	4,858
Other liabilities	605	305

Total liabilities	$961,980	$620,310

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

The following table represents revenue and expenses of the consolidated CLOs included in the Partnership’s consolidated statements of operations for the periods indicated:

	Six months ended June 30, 2013	Six months ended June 30, 2012	Three months ended June 30, 2013	Three months ended June 30, 2012
Income:
Realized gain (loss) loans	$(6,165)	$930	$(5,502)	$60
Unrealized gain (loss) loans	(3,570)	760	(6,686)	11,554
Interest income	31,954	24,926	17,843	11,673

Total income	$22,219	$26,616	$5,655	$23,287
Expenses:
Interest expense	$20,720	$17,848	$8,737	$10,231
Other expense	518	1,159	308	926

Total expense	$21,238	$19,007	$9,045	$11,157

(4)	Operating segment data

The Partnership has three reportable operating segments. The Partnership’s operating segments are organized in a manner that reflects how management views these strategic business units. A description of each of the reportable segment is as follows:

•	Specialty finance operations are conducted through the Partnership’s subsidiaries, MFCA, Siena and TAMCO, and also include the principal investing activities of Tiptree parent. Specialty finance consists of various assets; broadly syndicated and middle market corporate leveraged loans, mezzanine debt, as well as private equity, and exchange-traded equity. Also included in this segment are tax-exempt investments primarily related to the activities of MFCA.

•	Insurance pertains to the activities of PFG, a subsidiary of Tiptree which is a holding company for various affiliated companies and provides services to these corporate subsidiaries. The operating subsidiaries consist of Philadelphia Financial Life Assurance Company (PFLAC), Philadelphia Financial Life Assurance Company of New York (PFLACNY), Philadelphia Financial Distribution Company (PFDC), Philadelphia Financial Administration Services Company (PFASC), and Philadelphia Financial Agency, Inc. (PFA). PFG’s principal activity is the underwriting and marketing of insurance and annuity products. PFLAC is a Pennsylvania-domiciled life insurance company. It is licensed in forty-eight states and the District of Columbia. PFLACNY is licensed exclusively in New York. PFLAC and PFLACNY currently focus primarily on the sale of variable life and variable annuity products. The products are distributed primarily through PFDC, a registered broker/dealer. PFASC is a third-party administrator for insurance contracts. On July 13, 2012, PFASC acquired the rights to administer insurance contracts for a third party, whereby PFASC administers approximately $35,000,000 in Company owned and Bank owned life insurance policies for a fee.

•	Real Estate relates to the activities of Care, a subsidiary of Tiptree which has a geographically diverse portfolio of senior housing and healthcare-related assets in the United States.

The tabular information that follows shows the segment revenue, profit or loss, and total assets for each of the operating segments for the six month periods ended June 30, 2013, and 2012. Revenue is derived from the main income components of each segment. For Specialty Finance, it is investment interest, dividend income, and realized and unrealized gains/losses on investment securities. For Insurance, it is investment

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

interest income and fee income. For Real Estate, it is rental income and investment interest. Intersegment revenues refers to those items of revenue which will be eliminated upon consolidation. Included in interest revenue, interest expense, segment profit/(loss), and segment assets are items which are eliminated upon consolidation.

June 30, 2013

Segment Profit/(loss) and segment assets

	Real Estate	Insurance	Specialty Finance	Intersegment elimination	Totals
Revenues	$10,748	$34,078	$41,320	$—	$86,146
Intersegment revenues	14,361	3,307	(6,089)	(11,579)	—
Interest revenue	911	2,407	42,889	(6,998)	39,209
Interest expense	735	6,263	29,463	(7,842)	28,619
Depreciation and amortization	527	322	5	—	854
Segment profit/(loss)	13,884	3,538	(5,926)	6,252	17,748
Segment assets	142,983	4,591,083	1,966,466	(510,301)	6,190,231

June 30, 2012

Segment Profit/(loss) and segment assets

	Real Estate	Insurance	Specialty Finance	Intersegment elimination	Totals
Revenues	$8,190	$12,761	$36,704	$—	$57,655
Intersegment revenues	51	(630)	23,755	(23,175)	—
Interest revenue	403	2,193	35,358	(7,849)	30,105
Interest expense	3,185	—	26,905	(8,464)	21,626
Depreciation and amortization	1,976	119	—	—	2,095
Segment profit/(loss)	54	(1,075)	25,152	(10,372)	13,759
Segment assets (as of December 31, 2012)	185,797	4,354,945	1,509,097	(516,037)	5,533,802

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

(5)	Available for Sale Securities

The amortized cost and fair values of available for sale securities held as of June 30, 2013 and December 31, 2012 are as follows:

	June 30, 2013
	Amortized cost	Gross unrealized Gains	Gross unrealized losses	Fair Value
U.S. Treasury securities and obligations of U.S. government authorities and agencies	$10,227	$205	$(76)	$10,356
Corporate	5,438	78	(73)	5,443
Certificates of deposit	100	—	—	100
Asset-backed securities	93	3	—	96

	$15,858	$286	$(149)	$15,995

	December 31, 2012
	Amortized cost	Gross unrealized Gains	Gross unrealized losses	Fair Value
U.S. Treasury securities and obligations of U.S. government authorities and agencies	$8,731	$412	$(3)	$9,140
Obligations of states and political subdivisions	475	3	—	478
Corporate	6,076	206	(5)	6,277
Certificates of deposit	100	—	—	100
Asset-backed securities	311	5	(8)	308

	$15,693	$626	$(16)	$16,303

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

The following table summarizes the gross unrealized losses on available for sale securities in an unrealized loss position as of June 30, 2013 and December 31, 2012:

	June 30, 2013
	Less Than or Equal to One Year		More Than One Year
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
U.S. Treasury securities and obligations of U.S. government authorities and agencies	$4,315	$(76)	$—	$—
Corporate securities	2,921	(69)	121	(4)
Asset-backed securities	—	—	2	—

Total	$7,236	$(145)	$123	$(4)

	December 31, 2012
	Less Than or Equal to One Year		More Than One Year
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
U.S. Treasury securities and obligations of U.S. government authorities and agencies	$612	$(3)	$—	$—
Corporate securities	540	(3)	149	(2)
Asset-backed securities	—	—	194	(8)

Total	$1,152	$(6)	$343	$(10)

At June 30, 2013, the Partnership held three securities which were in an unrealized loss position for more than one year. The total unrealized losses on these securities were $4 and the fair value was $123. At December 31, 2012, the Partnership had three securities that were in an unrealized loss position for more than one year. The total unrealized losses on these securities were $10. The unrealized losses were attributable to changes in interest rates and not credit-related issues. There have been no other-than-temporary impairments recorded by the Partnership in 2013 or 2012.

The amortized cost and fair values of investments of these debt securities at June 30, 2013, by contractual maturity date, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized Cost	Fair Value
Due in one year or less	$605	$609
Due after one year through five years	9,867	9,916
Due after five years through ten years	4,746	4,807
Due after ten years through twenty years	547	567
Asset-backed securities	93	96

	$15,858	$15,995

Purchases of available for sale debt securities were $4,917 and $5,219 for the periods ended June 30, 2013, and 2012, respectively. Proceeds from maturities of available for sale debt securities were $0 and $414 for these same periods. Proceeds from sales of available for sale debt securities for the period ended June 30, 2013 were $4,730 with associated gains of $72. For the same period in 2012 proceeds from sales of available for sale debt securities were $5,813 with associated gains of $195.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

(6)	Fair Value of Financial Instruments

The following tables show the fair values and carrying values of the Partnership’s financial assets and liabilities measured on a recurring basis and the associated fair value hierarchy amounts as of June 30, 2013 and December 31, 2012:

	June 30, 2013
	Quoted Prices in active markets Level 1	Other Significant Observable inputs Level 2	Significant unobservable inputs Level 3	Fair Value	Carrying Value
Assets:
Trading Securities:
Privately held equity securities	$—	$—	$8,409	$8,409	$8,409
Tax exempt securities	—	46,415	253	46,668	46,668
CDO	—	—	800	800	800
CLO	—	—	450	450	450
Corporate bonds	—	—	17,062	17,062	17,062

Total trading securities	—	46,415	26,974	73,389	73,389

Corporate loans	—	1,169,286	12,617	1,181,903	1,181,903
Available for sale securities:
U.S government obligations	—	—	—	—	—
U.S. Treasury securities	6,620	—	—	6,620	6,620
Obligations of state and political subdivisions	—	3,736	—	3,736	3,736
Certificates of deposit	—	100	—	100	100
Corporate bonds	—	5,443	—	5,443	5,443
Asset-backed securities	—	96	—	96	96

Total available for sale securities	6,620	9,375	—	15,995	15,995

Derivative Assets:
CDS	—	—	100	100	100

Total derivative assets	$—	$—	$100	$100	$100

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

	June 30, 2013
	Quoted Prices in Active markets Level 1	Other Significant Observable inputs Level 2	Significant Unobservable inputs Level 3	Fair Value	Carrying Value
Separate Account Assets:
Cash	$11,016	$—	$—	$11,016	$11,016
Short-term investments	105,083	—	—	105,083	105,083
Debt Securities:
U.S. Treasury securities	14,013	—	—	14,013	14,013
U.S. government agencies	—	1,204	—	1,204	1,204
Municipal bonds	—	3,462	—	3,462	3,462
Asset-backed securities	—	5,791	—	5,791	5,791
Corporate bonds	—	16,280	—	16,280	16,280
Preferred stocks	25	—	—	25	25
Common stocks	98,995	—	—	98,995	98,995
Mutual funds	146,214	—	—	146,214	146,214
Real estate funds	—	—	2,594,237	2,594,237	2,594,237
Private equity	—	—	247	247	247
Hedge funds					—
Multi-Strategy	—	63,052	646,647	709,699	709,699
Long/Short	—	25,559	78,549	104,108	104,108
Fund of Funds	—	1,436	188,185	189,621	189,621
Event Driven	—	43,768	34,674	78,442	78,442
Long only	—	31,128	—	31,128	31,128
Global Macro	—	11,018	7,533	18,551	18,551
Fixed Income Arbitrage	—	—	5,298	5,298	5,298
Master limited partnerships	—	—	123,283	123,283	123,283
Fixed Income (Non-Arbitrage)	—	4,221	5,659	9,880	9,880
Other	—	—	101	101	101
Other	—	159	—	159	159

Subtotal – separate account assets	375,346	207,078	3,684,413	4,266,837	4,266,837
Total assets	$381,966	$1,432,154	$3,724,104	$5,538,224	$5,538,224

Liabilities:
Debt Securities:
U.S. Treasury securities	$19,066	$—	$—	$19,066	$19,066

Total liabilities	$19,066	$—	$—	$19,066	$19,066

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

	December 31, 2012
	Quoted Prices in active markets Level 1	Other Significant Observable inputs Level 2	Significant unobservable inputs Level 3	Fair Value	Carrying Value
Assets:
Trading Securities:
Exchange-traded equity securities	$2,434	$—	$—	$2,434	$2,434
Privately held equity securities	—	—	7,809	7,809	7,809
Tax exempt securities	—	50,784	—	50,784	50,784
Investment in trusts	—	—	264	264	264
CDO	—	—	650	650	650
CLO	—	—	525	525	525
Corporate Bonds	—	—	16,486	16,486	16,486

Total trading securities	2,434	50,784	25,734	78,952	78,952

Corporate loans	—	756,311	5,855	762,166	762,166
Available for sale securities:
U.S government obligations	—	3,851	—	3,851	3,851
U.S. Treasury securities	5,290	—	—	5,290	5,290
Obligations of state and political subdivisions	—	478	—	478	478
Certificates of deposit	—	100	—	100	100
Corporate bonds	—	6,277	—	6,277	6,277
Asset-backed securities	—	308	—	308	308

Total available for sale securities	5,290	11,014	—	16,304	16,304

Derivative Assets:
CDS	—	—	834	834	834

Total derivative assets	$—	$—	$834	$834	$834

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

	December 31, 2012
	Quoted Prices in active markets Level 1	Other Significant Observable inputs Level 2	Significant unobservable inputs Level 3	Fair Value	Carrying Value
Separate Account Assets:
Cash	$3,771	$—	$—	$3,771	$3,771
Short-term investments	87,409	—	—	87,409	87,409
Debt Securities:
U.S. Treasury securities	19,230	—	—	19,230	19,230
U.S. government agencies	—	1,625	—	1,625	1,625
Municipal bonds	—	3,034	—	3,034	3,034
Asset-backed securities	—	2,843	—	2,843	2,843
Corporate bonds	—	18,373	—	18,373	18,373
Preferred stocks	25	—	—	25	25
Common stocks	97,600	—	—	97,600	97,600
Mutual funds	146,860	—	—	146,860	146,860
Real estate funds	—	—	2,563,992	2,563,992	2,563,992
Private equity	—	—	251	251	251
Hedge funds					—
Multi-Strategy	—	58,580	617,979	676,559	676,559
Long/Short	—	32,665	75,640	108,305	108,305
Fund of Funds	—	1,347	123,793	125,140	125,140
Event Driven	—	40,907	29,230	70,137	70,137
Long only	—	31,825	—	31,825	31,825
Global Macro	—	11,562	7,374	18,936	18,936
Fixed Income Arbitrage	—	—	4,994	4,994	4,994
Master limited partnerships	—	—	42,501	42,501	42,501
Fixed Income (Non-Arbitrage)	—	5,013	4,700	9,713	9,713
Other	—	—	1,746	1,746	1,746
Other	—	184	—	184	184

Subtotal – separate account assets	354,895	207,958	3,472,200	4,035,053	4,035,053
Total assets	$362,619	$1,026,067	$3,504,623	$4,893,309	$4,893,309

Liabilities:
Debt Securities:
U.S. Treasury securities	$20,175	$—	$—	$20,175	$20,175

Derivative Liabilities:
IRS	—	3,172	—	3,172	3,172

Total liabilities	$20,175	$3,172	$—	$23,347	$23,347

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

The following table represents additional information about assets that are measured at fair value on a recurring basis for which the Partnership has utilized Level 3 inputs to determine fair value for the periods ending June 30, 2013 and June 30, 2012:

	Fair value measurement for the three and six months ended June 30, 2013 using significant unobservable inputs Level 3	Fair value measurement for the three and six months ended June 30, 2012 using significant unobservable inputs Level 3
Balance at December 31,	$3,504,625	$3,116,455
Net realized gains/(losses)	3	—
Net unrealized gains/(losses)	4,208	5,095
Purchases	152,549	251,935
Sales	(45,589)	(98,973)
Issuances	8	—
Settlements	—	—
Transfers into/(out of) Level 3, net	5,177	(2,652)
Attributable to policyowner	130,110	23,832

Balance at March 31,	3,751,091	3,295,692
Net realized gains/(losses)	(1,574)	—
Net unrealized gains/(losses)	(1,487)	614
Purchases	27,575	80,048
Sales	(44,435)	(23,397)
Issuances	(8)	—
Settlements	(1,195)	—
Transfers into/(out of) Level 3, net	2,807	6,695
Attributable to policyowner	(8,670)	21,280

Balance at June 30,	$3,724,104	$3,380,932

ASC Topic 820, as amended by ASU 2011-04, requires disclosure of quantitative information about the significant unobservable inputs used in the valuation of assets and liabilities classified as Level 3 within the fair value hierarchy. Disclosure of this information is not required in circumstances where a valuation (unadjusted) is obtained from a third-party pricing service and the information regarding the unobservable inputs is not reasonably available to the Partnership. As such, the disclosure provided below provides quantitative information only about the significant observable inputs used in the valuation of certain privately held securities, and credit default assets.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

Assets	Fair Value at June 30, 2013	Fair Value at December 31, 2012	Valuation Technique	Unobservable input(s)	June 30, 2013 Range (Weighted average)	December 31, 2012 Range (Weighted average)
Trading Securities:
Privately held equity securities	$—	$1,224	Discounted cash flow	Swap rate	—	0.239%-0.300 & (0.270%)
				CMBS spread	—	34.50%
				Expected term	—	1.00-4.79 years (2.90 years)
				Expected qtrly cash flow streams	—	$52-$1,574 ($147)
Tax-exempt municipal	253	264	Discounted cash flow	Short and long term cash flows	.6857%-33.73%	.8435%-37.469%
Derivative Assets:
CDS	—	834	Market comparable approach	Offered quote	—	88.28%-96.66% (93.71%)

Total	$253	$2,322

The following tables show the fair values and carrying values the Partnership’s financial assets and liabilities and the fair value hierarchy level(s) associated with these assets and liabilities as of June 30, 2013 and December 31, 2012:

	June 30, 2013
	Level within Fair Value Hierarchy	Fair Value	Carrying Value
Assets:
Cash and cash equivalents-unrestricted	1	$112,774	$112,774
Cash and cash equivalents-restricted	1	23,320	23,320
Trading Securities	1,2,3	52,089	52,089
Due from brokers, dealers, and trustees	1	1,362	1,362
Due from separate accounts	1	2,618	2,618
Corporate loans	2	150,458	150,458
Loans owned	2	27,385	26,686
Policy loans	3	103,883	103,883
Available for sale securities	1,2,3	15,995	15,995
Derivative Assets-CDS	3	100	100
Separate account assets	1,2,3	4,266,837	4,266,837
Assets of consolidated CLOs	2,3	1,176,059	1,176,059

Total Assets		$5,932,880	$5,932,181

Liabilities:
Debt Securities-U.S. Treasury securities	1	$19,066	$19,066
Mortgage notes payable	3	22,891	33,376
Note payable	3	97,917	119,288
Separate account liabilities	1,2,3	4,266,837	4,266,837
Due to brokers, dealers and trustees	1	13,886	13,886
Liabilities of consolidated CLOs	2,3	954,567	954,567

Total Liabilities		$5,375,164	$5,407,020

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

	December 31, 2012
	Level within Fair Value Hierarchy	Fair Value	Carrying Value
Assets:
Cash and cash equivalents-unrestricted	1	$88,563	$88,563
Cash and cash equivalents-restricted	1	20,748	20,748
Trading Securities	1,2,3	59,982	59,982
Due from brokers, dealers, and trustees	1	8,539	8,539
Due from separate accounts	1	2,128	2,128
Corporate loans	2	20,423	20,423
Loans owned	2	8,014	5,467
Policy loans	3	99,123	99,123
Available for sale securities	1,2,3	16,303	16,303
Derivative Assets-CDS	3	834	834
Separate account assets	1,2,3	4,035,053	4,035,053
Assets of consolidated CLOs	2,3	844,852	844,852

Total Assets		$5,204,562	$5,202,015

Liabilities:
Debt Securities-U.S. Treasury securities	1	$20,175	$20,175
Derivative Liabilities-IRS	2	3,172	3,172
Mortgage notes payable	3	82,578	95,232
Note payable	3	100,416	100,416
Separate account liabilities	1,2,3	4,035,053	4,035,053
Liabilities of consolidated CLOs	2,3	615,147	615,147

Total Liabilities		$4,856,541	$4,869,195

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

(7)	Derivative Financial Instruments

The Partnership utilizes derivative financial instruments as part of its overall investment activities. Investments in derivative contracts are subject to additional risk that can result in a loss of all or part of an investment. The Partnership’s derivative activities are primarily classified by underlying credit risk, interest rate risk, and equity price risk. In addition, the Partnership is also subject to additional counterparty risk should its counterparties fail to meet the contract terms.

Credit Default Swaps

Credit default swaps (CDS) are generally defined as over-the-counter contracts between a buyer and seller of protection against the risk of default on a set of obligations issued by a specified reference entity. The Partnership is exposed to credit risk when there is an unfavorable change in the value of investments as a result of adverse movements in the underlying credit spreads and enters into these contracts as a buyer of protection so as to minimize the credit risk exposure of its investment portfolio.

The Partnership has not entered into any new contracts during 2013, and is party to one contract with a notional amount of $5,000 as of June 30, 2013. The Partnership held three contracts each of which had a notional value of $5,000 as of December 31, 2012. Subsequent to year end two of these contracts were closed out.

Interest Rate Swaps

The Partnership is exposed to interest rate risk when there is an unfavorable change in the value of investments as a result of adverse movements in the market interest rates. The Partnership enters into interest rate swaps to protect against such adverse movements in the interest rates.

Interest rate swaps are contracts whereby counterparties exchange different rates of interest on a specified notional amount for a specified period of time. The payment flows are usually netted against each other, with the difference being paid by one party to the other. The Partnership enters into these contracts so as to minimize the underlying interest rate exposure of the investment portfolio. The Partnership is required to post collateral for the benefit of the counterparty. This is included as a component of due from brokers, dealers, and trustees in the consolidated balance sheets.

As of June 24, 2013 the Partnership terminated its remaining interest rate swap contracts.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

The following tables identify the fair value amounts of the derivative instruments as of June 30, 2013 and December 31, 2012 which are included within the derivative financial instruments balances on the consolidated balance sheets, categorized by primary underlying risk:

	June 30, 2013
	Asset Derivatives
	Credit risk	Interest rate risk	Equity price risk	Total
Credit default swaps	$100	$—	$—	$100

	Liability Derivatives
	Credit risk	Interest rate risk	Equity price risk	Total
Interest rate swaps	$—	$—	$—	$—

	December 31, 2012
	Asset Derivatives
	Credit risk	Interest rate risk	Equity price risk	Total
Credit default swaps	$834	$—	$—	$834

	Liability Derivatives
	Credit risk	Interest rate risk	Equity price risk	Total
Interest rate swaps	$—	$3,172	$—	$3,172

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

The following tables identify the unrealized gain/(loss) amounts included within the change in unrealized appreciation/(depreciation) – derivatives balance of the consolidated statements of operations, categorized by primary underlying risk, for the six month periods ended June 30, 2013 and 2012:

Change in unrealized appreciation/(depreciation) – derivatives

	2013
	Credit risk	Interest rate risk	Equity price risk	Total
Credit default swaps	$(735)	$—	$—	$(735)
Interest rate swaps	—	2,379	—	2,379

Total	$(735)	$2,379	$—	$1,644

	2012
	Credit risk	Interest rate risk	Equity price risk	Total
Credit default swaps	$(519)	$—	$—	$(519)
Interest rate swaps	—	(342)	—	(342)

Total	$(519)	$(342)	$—	$(861)

(8)	Investments in Loans Held at Amortized Cost

The components of the Partnership’s loan portfolio were as follows:

	June 30, 2013	December 31, 2012
Commercial real estate	$22,360	$5,467
Asset backed	4,326	—

Total loans, net	$26,686	$5,467

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

Total loans include net deferred loan origination income of $102 at June 30, 2013. There were no such items recorded at December 31, 2012.

Siena structures asset-based loan facilities in the $1,000 to $20,000 range, across diversified industries which include manufacturing, distribution, wholesale, and service companies. As of June 30, 2013, Siena carried $5,859 in loans receivable on its balance sheet with a participated interest of $1,533 on these balances. Collateral for asset-backed loan receivables as of June 30, 2012 consist of inventory and accounts receivable.

As of June 30, 2013, there are no delinquencies in the Siena portfolio and all loans are classified as pass.

As of June 30, 2013 and December 31, 2012, the Partnership through its subsidiary Care, has a loan investment that is secured by skilled nursing facilities, as well as collateral relating to assisted living facilities and a multifamily property. The properties securing the loan are all located in Louisiana. The loan investment was previously syndicated to three lenders (including the Partnership), each of which owned an approximate one-third interest in the loan at December 31, 2012. In March 2013, the Partnership purchased the remaining approximately two-thirds interest for $17,258.

(9)	Investments in Partially-Owned Entities

The following table summarizes the Partnership’s investments in partially-owned entities at June 30, 2013 and December 31, 2012:

Investment	June 30, 2013	December 31, 2012
Star Asia Opportunity, LLC	$17	$22
Star Asia Opportunity II, LLC	7,125	5,874
Senior Management Concepts Senior Living Portfolio	2,493	2,492

	$9,635	$8,388

Star Asia Opportunity, LLC

In August 2011, the Partnership acquired a 27.59% interest in Star Asia Opportunity, LLC (SAO). SAO initially held a portfolio of six Japanese commercial real estate properties. During 2012, these properties were sold and the Partnership received distributions of $4,982. The remaining residual interest in SAO is expected to be distributed in 2013 at which time SAO will be dissolved.

Star Asia Opportunity, LLC II

In September 2012, the Partnership made a $4,700 investment in Star Asia Opportunity II, LLC (SAO II) which represented a 20.33% ownership interest. SAO II was a newly formed single purpose LLC which directly held a Japanese real estate property as well as a CMBS position. Including the Partnership, SAO II had a total of four investors. On December 20, 2012, SAO II contributed its interest in these assets to Star Asia Japan Special Situations Sub (SAJSS Sub), a newly formed LP. At that time, two of the investors withdrew its membership interests in SAO II so as to retain its interest in SAJSS Sub through a newly formed entity, Star Asia Japan Special Situations LP (SAJSS). As a result of the departure of these

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

two investors, the Partnership and the other remaining investor each held a 50% interest in SAO II. The Partnership and the remaining investor share control equitably with no one party having more control or economic interest than the other party. As such, the Partnership accounts for this investment under the equity method.

Senior Management Concepts Senior Living Portfolio

Until May 2011, the Partnership, through a subsidiary, owned an investment in four (4) independent and assisted living facilities located in Utah and operated by Senior Management Concepts, LLC (SMC), a privately held operator of senior housing facilities. The four (4) private pay facilities contain 408 units of which 243 are independent living units and 165 are assisted living units. Four (4) affiliates of SMC each entered into 15-year leases for the respective facilities that expire in 2022. The Partnership holds 100% of the preferred equity interests and 10% of the common equity interests in the four (4) properties. In May of 2011, with prior consent from the Partnership, three (3) of the four (4) SMC properties were sold. The Partnership received approximately $6,563 of gross proceeds consisting of approximately $5,179 representing a partial return of its preferred equity investment in the three (3) sold properties, approximately $911 representing our 10% common equity interest in the sold properties and approximately $473 which satisfied all outstanding delinquent preferred return and default interest payments. In conjunction with the sale of the three (3) properties, the Partnership returned a security deposit of approximately $394 was held as payment collateral for those facilities. As of December 31, 2011 and subsequent to the aforementioned sale, the Partnership retains a 100% preferred equity interest and 10% common equity interest in the remaining property in Utah. This facility contains 120 senior living units of which one-half are assisted living and one-half are independent living. The property is subject to a lease which expires in 2022. For the period ended June 30, 2013 and year ended December 31, 2012, the Partnership recognized approximately $83 and $81 respectively, in equity losses from its interest in SMC.

(10)	Investment in Real Estate

Greenfield Senior Living, Inc.

In September, 2011, the Partnership acquired three assisted living and memory care facilities located in Virginia from affiliates of Greenfield Senior Living, Inc. (Greenfield). The aggregate purchase price for the three properties was $20,800. Concurrent with the acquisition, the properties were leased to 3 wholly-owned affiliates of Greenfield, which are responsible for operating each of the properties pursuant to a triple net master lease. The initial term of the master lease is 12 years with two renewal options of 10 years each. Rent payments during the first year are approximately $1,661, with annual rental increases of 2.75% during the initial term of the lease. At the end of the initial term, Greenfield, subject to certain conditions, holds a one-time purchase option that provides the right to acquire all three of the properties at the then fair market value. Greenfield has guaranteed the obligations of the tenants under the master lease.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

The Greenfield real estate assets consist of the following:

	June 30, 2013	December 31, 2012
Land	$5,600	$5,600
Buildings and Improvements	14,220	14,220
Less: Accumulated depreciation and amortization	(615)	(515)

Real estate, net	$19,205	$19,305

On June 24, 2013, Care, through its wholly owned subsidiary Care YBE Subsidiary LLC, a Delaware limited liability company (“Care YBE”), entered into the Membership Interest Purchase Agreement (the “Agreement”) with NHI-Bickford Re, LLC, a Delaware limited liability company (the “Buyer”), relating to the purchase and sale of 100% of the membership interests of Care YBE. Care YBE owns the fourteen senior living facilities, described in Care’s filings with the Securities and Exchange Commission as the Bickford Senior Living Portfolio (the “Bickford Portfolio”), which Care acquired in two separate sale-leaseback transactions occurring in June and September of 2008, respectively, from an affiliate of the Buyer. The Bickford Portfolio, developed and managed by affiliates of the Buyer, contains 643 units with six properties located in Iowa, five in Illinois, two in Nebraska and one in Indiana. Additionally, the lessee of the Bickford properties is an affiliate of Buyer. On June 28, 2013, Care completed the sale of its membership interests in Care YBE, which owns the Bickford Portfolio, to an affiliate of National Health Investors Inc. See Note 25 for discontinued operations disclosure.

In February 2013, the Partnership, through its subsidiary Care, acquired a 75% interest in Care Cal JV LLC, which through two subsidiaries owns the Calamar Properties. Affiliates of Calamar Enterprises, Inc. (Calamar), a full service real estate organization with construction, development, management, and finance and investment divisions, developed the properties and owns a 25% interest in Care Cal JV LLC. Simultaneously with the acquisition, the Partnership entered into a management agreement with a term of ten years with affiliates of Calamar for the management of the properties. The Partnership’s subsidiary Care receives a preference on interim cash flows and sales proceeds and Calamar’s management fee is subordinate to such payments. The aggregate purchase price for the two properties was $23,024, of which $18,307 was funded through the assumption of the Calamar Loans with Liberty Bank and the balance with cash on hand. A joint venture agreement provides that the properties may be marketed for sale after a seven-year lockout subject to additional provisions. For the six months ended June 30, 2013, revenue and net income from this acquisition were approximately $1,022 and $33 respectively.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

The Partnership completed an assessment of the allocation of the fair value of the real estate acquired from Calamar (including land, buildings, and equipment) in accordance with ASC 805 Business, Combinations. The allocation of the purchase price to the fair values of the real estate acquired is as follows:

Land	$840
Buildings and improvements	22,197

Total real estate, net	$23,037

The Calamar real estate asset, including personal property, consist of the following as of June 30, 2013:

Land	$840
Buildings and improvements	22,197
Less: accumulated depreciation and amortization	(253)

Total real estate, net	$22,784

(11)	Identifiable Intangible Assets

The following table summarizes the Partnership’s identifiable intangible assets as of June 30, 2013 and December 31, 2012:

	June 30, 2013	December 31, 2012
Insurance servicing agreement	$115,942	$115,942
Accumulated Amortization	(291)	(139)
Insurance licensing agreements	2,518	2,518
Leases in place-including above market leases of $2,674 (as of December 31, 2012) (1)	980	7,673
Accumulated Amortization (1)	(145)	(1,357)

Total	$119,004	$124,637

The Partnership also had software licensing intangibles of $507 (net of amortization of $80) and $588 (net of amortization of $0) as of June 30, 2013 and December 31, 2012, respectively.

(1)	Reflects the reversal of above market leases due to the Bickford properties discontinued operations as of June 30, 2013 (see Notes 10 and 13)

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

(12)	Borrowings under Mortgage Notes Payable

The following table summarizes the Partnership’s outstanding mortgage notes as of June 30, 2013 and December 31, 2012:

	Interest Rate	Date of Mortgage Note	Maturity Date	June 30, 2013	December 31, 2012
Red Mortgage Capital, Inc (12 properties)	6.845%	June 2008	July 2015	$—	$71,978
Red Mortgage Capital, Inc (2 properties)	7.17%	September 2008	July 2015	—	7,332
KeyCorp Real Estate Capital Market, Inc (3 properties)(1)	4.76%	April 2012	May 2022	15,431	15,549
Liberty Bank (1 property)(2)	4.50%	January 2013	February 2020	7,649	—
Liberty Bank (1 property)(2)	4.00%	July 2012	August 2019	10,528	—

Subtotal				33,608	94,859
Unamortized premium				—	373
Unamortized discount				(232)	—

Total				$33,376	$95,232

(1)	On September 20, 2011, in connection with the acquisition of the Greenfield properties, the Partnership entered into the Bridge Loan with KeyBank National Association in the principal amount of approximately $15,500 (the Bridge Loan). The Bridge Loan bore interest at a floating rate per annum equal to Libor plus 400 basis points, with no Libor floor, and provided for monthly interest and principal payments commencing on October 1, 2011. The Bridge Loan was scheduled to mature on June 20, 2012. On April 24, 2012, the Partnership refinanced the Bridge Loan for the Greenfield properties by entering into three separate non-recourse loans (each a “Greenfield Loan” and collectively the “Greenfield Loans”) with KeyCorp Real Estate Capital Markets, Inc. (KeyCorp) for an aggregate amount of approximately $15,680. The Greenfield Loans bear interest at a fixed rate of 4.76%, amortize over a 30-year period, provide for monthly interest and principal payments commencing on June 1, 2012 and mature on May 1, 2022. The Greenfield Loans are secured by separate cross-collateralized, cross-defaulted first priority deeds of trust on each of the Greenfield properties. The Greenfield Loans are non-recourse to the Partnership except for certain non-recourse carveouts (customary for transactions of this type), as provided in the related guaranty agreements for each Greenfield Loan. Each Greenfield Loan contains typical representations and covenants for loans of this type. A breach of the representations or covenants could result in a default under each of the Greenfield Loans, which would result in all amounts owing under each of the Greenfield Loans to become immediately due and payable since all of the Greenfield Loans are cross-defaulted. In June 2012, KeyCorp sold each of the Greenfield Loans to Federal Home Loan Mortgage Corporation (Freddie Mac) under Freddie Mac’s Capital Markets Execution (CME) Program. As of June 30, 2013, the Partnership was in compliance with respect to all financial covenants related to the Greenfield Loans.
(2)	Effective February 2013, in connection with the acquisition of a 75% interest in Care Cal JV LLC by Care, the properties are encumbered by two separate loans from Liberty Bank with an aggregate balance of $18,255 as of June 30, 2013. Both of these loans amortize over a thirty (4) year period at the fixed rates outlined in the table above. These loans are secured by separate first priority deeds of trust on each of the properties. Each of these loans contains typical representations and covenants for loans of this type. A breach of representations or covenants could result in a default under each of these loans, which would result in all amounts owing under the applicable loan to become immediately due and payable.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

(13)	Notes Payable

In connection with the acquisition of certain assets of Hartford disclosed in Note 1, the Partnership, through its subsidiary PFG, issued a note in July 2012 in the amount of $100,000 to a third party. The note bears an annual interest rate of 12.66% and provides for monthly interest and principal payments commencing on August 15, 2012, with final payment on July 15, 2022. Common stock shares of Philadelphia Financial Administration Services Company, the borrower, serve as collateral for the note payable. On December 28, 2012, the Partnership issued a note payable in the amount of $2,500 at an annual interest rate of 5%. This note was payment for 6.60% of the issued and outstanding Series A Preferred stock and 8.80% of the issued and outstanding Common Shares of PFG. The term of this note is an eighteen month period commencing at the time the ownership of the securities is transferred. The following table summarizes the balance and payment activity of the notes:

Opening balance on July 31, 2012	$100,000
Principal payments	(2,083)
Additional note December 28, 2012	2,500

Unpaid principal balance at December 31, 2012:	100,417
Principal payments	(2,500)

Unpaid principal balance at June 30, 2013	$97,917

Interest expense of $7,163 was incurred on the notes for the six month period ended June 30, 2013.

The Partnership includes in its consolidated balance sheets the debt obligations used to finance the investment in corporate loans and other investments owned by the Tiptree CLOs. The carrying amount of the notes represent the accreted value from the initial consolidation (at January 1, 2010 based upon fair values as of December 31, 2009 for Telos 1 and Telos 2) through the measurement date using the effective interest method or a method that approximates the effective interest method.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

The tables below summarize the debt obligations of the CLOs consolidated by Tiptree as of June 30, 2013 and December 31, 2012:

	6/30/2013
	Aggregate Principal amount		Spread over three Months LIBOR	Unamortized Discount	Carrying amount
Description
Telos 3 (maturity October 2024)
Class A	$225,000		1.42%	$—	$225,000
Class B	36,500		2.25%	—	36,500
Class C	26,500		3.00%	594	25,906
Class D	18,000		4.25%	852	17,148
Class E	15,000		5.50%	1,562	13,438
Class F	6,000		5.50%	768	5,232
Subordinated	29,000	(1)	—	1,409	27,591
Telos 2 (maturity April 2022)
Class A-1	241,000		0.26%	32,343	208,657
Class A-2	40,000		0.40%	9,162	30,838
Class B	27,500		0.55%	7,897	19,603
Class C	22,000		0.95%	9,859	12,141
Class D	22,000		2.20%	12,283	9,717
Class E	16,000		5.00%	13,259	2,741
Subordinated	2,000		—	1,687	313
Telos 1 (maturity October 2021)
Class A-1D	68,222		0.27%	8,969	59,253
Class A-1R	25,583		0.29%	3,364	22,219
Class A-1T	93,805		0.27%	12,332	81,473
Class A-2	60,000		0.40%	13,377	46,623
Class B	27,200		0.49%	7,604	19,596
Class C	22,000		0.85%	9,609	12,391
Class D	22,000		1.70%	11,972	10,028
Class E	16,000		4.25%	13,017	2,983
Subordinated	40,223		—	27,269	12,954

	$1,101,533			$199,188	$902,345

(1)	Addition to original amount of $24,000 reflects $5,000 issued by Telos 3 to a third party.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

	12/31/2012
	Aggregate Principal amount	Spread over three Months LIBOR	Unamortized Discount	Carrying amount
Description
Telos 2 (maturity April 2022)
Class A-1	$241,000	0.26%	$33,980	$207,020
Class A-2	40,000	0.40%	9,592	30,408
Class B	27,500	0.55%	8,248	19,252
Class C	22,000	0.95%	10,223	11,777
Class D	22,000	2.20%	12,633	9,367
Class E	16,000	5.00%	13,340	2,660
Subordinated	2,000	—	1,719	281
Telos 1 (maturity October 2021)
Class A-1D	80,000	0.27%	11,097	68,903
Class A-1R	30,000	0.29%	4,163	25,837
Class A-1T	110,000	0.27%	15,258	94,742
Class A-2	60,000	0.40%	14,163	45,837
Class B	27,200	0.49%	8,026	19,174
Class C	22,000	0.85%	10,065	11,935
Class D	22,000	1.70%	12,371	9,629
Class E	16,000	4.25%	13,148	2,852
Subordinated	40,223	—	28,145	12,078

	$777,923		$206,171	$571,752

(14)	Income Taxes

To the extent the source of income being derived by the Partnership is effectively connected income (ECI) or fixed, determinable, annual, or periodical income (FDAP), the Partnership will fulfill its nonresident alien withholding requirement as it pertains to the non-U.S. LP unit holders. Tiptree is a Limited Partnership which generally passes income to its partners. Since separate returns are filed for each subsidiary under Tiptree that are required to file returns, separate deferred tax assets and valuations allowance determinations are made. These subsidiaries file returns in various state jurisdictions, and as such may have state withholding obligations arise. If this event arises, the Partnership will take all necessary steps to comply with these withholding requirements.

MFCA

In June, 2011, MFCA merged with the Partnership and became a wholly owned subsidiary. Prior to this, MFCA qualified as a partnership for U.S. federal income tax purposes. As a partnership, MFCA did not pay U.S. federal income tax and was treated as a pass through entity. As a result of the merger, MFCA filed a final short-period 2011 tax return and became a disregarded entity for tax purposes. MFCA Funding Inc., a wholly owned subsidiary of MFCA is organized as a C-corporation for U.S. federal income tax purposes and will pay U.S. federal income tax. Further, MFCA may be subject to certain state and local income taxes.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

At June 30, 2013, the taxable subsidiary had net operating loss carry forwards for tax purposes of $538 and net capital loss carry forwards of $7,771. The net operating losses may be carried forward to reduce taxable income through the years 2027 of $652, 2028 of $246, 2029 of $120, 2030 of $132, 2031 of $150, 2032 of $189, and 2033 of $49. The net capital losses may be carried forward to reduce capital gains through the year 2013 of $22,204.

At December 31, 2012, the taxable subsidiary had net operating loss carry forwards for tax purposes of $1,487 and net capital loss carry forwards of $22,204. The net operating losses may be carried forward to reduce taxable income through the years 2027 of $652, 2028 of $246, 2029 of $120, 2030 of $132, 2031 of $150, and 2032 of $189. The net capital losses may be carried forward to reduce capital gains through the year 2013 of $22,204.

The components of net deferred tax asset are summarized below:

	June 30, 2013	December 31, 2012
Deferred tax asset:
Unrealized losses/(gains) on municipal bonds	$97	$(78)
Net capital loss carryforward	7,771	7,771
Net operating loss	538	521

Total	8,406	8,214
Less:
Valuation allowance	(8,406)	(8,214)

Net tax asset	$—	$—

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

Income tax expense consisted of the following:

	Six Months Ended June 30,
	2013	2012
Deferred tax expense	$(192)	$167
Change in valuation allowance	192	(167)

Net deferred tax expense	$—	$—

PFG

Deferred income tax assets and liabilities have been recorded for temporary differences between the reported amount of assets and liabilities in the accompanying financial statements and those in the PFG’s income tax returns. Management believes the existing net deductible temporary differences are realizable on a more likely than not basis. The sources of these differences and the approximate tax effect as of June 30, 2013 and December 31, 2012 are as follows:

	2013	2012
Unamortized policy acquisition costs	$10,417	$10,863
Net operating loss carryforward	8,473	9,540
Ceded premiums due and deferred	309	306
Acquisition costs	455	471
Compensation related	174	230
Other	542	284
Valuation allowance	(212)	(130)

Total deferred tax assets	20,158	21,564

Insurance policies and contracts acquired	(14,076)	(14,483)
Intangible Assets	(2,390)	(1,484)
Unrealized gains on investments	(48)	(213)
Adjustment for market reserve	(28)	(42)

Total deferred tax liabilities	(16,542)	(16,222)

Net deferred tax asset	$3,616	$5,342

The Partnership has net operating loss carryforwards associated with its life insurance operations of $20,755, as of June 30, 2013, which have been generated by taxable losses in 2010, 2011, 2012 and 2013, and if unused will expire in 2025, 2026, 2027 and 2028, respectively. Management has determined that these deferred tax assets are more likely than not to be realized in the future.

The Partnership has net operating loss carryforwards associated with its nonlife operations of $4,060, as of June 30, 2013, which have been generated by taxable losses, and if unused will expire between 2019 and 2033. In 2008, management made the determination that it is not more likely than not that the deferred tax assets associated with the net operating loss carryforwards existing at the time will be realized.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

Consequently, a full valuation allowance was established on these deferred tax assets, and subsequently on those attributable to net operating losses generated in 2009 and 2010. During 2012, management made a determination that it is more likely than not that the net operating losses will be utilized in the future. As a result of this determination, a valuation allowance in the amount of $2,282 was released in 2012. During 2012, an additional valuation allowance of $130 was added. For the period ended June 30, 2013, there was an additional valuation allowance in the amount of $234.

Management has determined that the deferred tax assets, after reduction for valuation allowance, are more likely than not to be realized in the future.

Current income tax payable was $729 and $446 at June 30, 2013 and December 31, 2012, respectively.

As of June 30, 2013 and December 31, 2012, the Partnership had no material unrecognized tax benefits or accrued interest and penalties. The Partnership’s policy is to account for interest as a component of interest expense and penalties as a component of other expense. The major tax jurisdiction for the Partnership is the U.S. U.S. federal tax years 2009 through 2011 were open for examination as of June 30, 2013.

Care

As a result of the Contribution Transactions, it is expected that Care will not qualify to be taxed as a REIT for Federal income tax purposes and would become a non-REIT taxable corporation effective January 1, 2013 due to the nature of the assets and the businesses contributed by TFP. As a REIT, Care was generally not subject to U.S. federal corporate income tax on its taxable income distributed to stockholders. However, even as a REIT, Care was subject to U.S. federal income and excise taxes in various situations, such as on Care’s undistributed income. Care’s failure to qualify as a REIT will be retroactive to January 1, 2013 and will be subject to U.S. federal income and applicable state and local tax at regular corporate rates. As of the date of this filing, Care is in the process of determining the effect on the financial statements of the change in tax status as of July 1, 2013 retroactive to January 1, 2013, which will be recognized in the condensed consolidated financial statements in the third quarter of 2013. If Care is not taxed as a REIT, it will not be subject to the 90% distribution requirement and its Board of Directors may then determine to distribute less of its taxable income than it would if Care was taxed as a REIT.

TAMCO

TAMCO is a majority-owned subsidiary of TAMCO Manager, Inc. (TAMCOM), which files a consolidated U.S. federal income tax return. TAMCOM, formed in 2012, has 397 of current U.S. federal income tax payable as of June 30, 2013 due to its majority ownership of TAMCO, a pass through entity. TAMCOM has no deferred income tax assets or liabilities nor any operating loss carryforwards.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

(15)	Separate Accounts

Information regarding the separate accounts as of and for the period ended June 30, 2013 and year ended December 31, 2012 is as follows:

	Nonguaranteed Separate Accounts
	June 30, 2013	December 31, 2012
Premiums, considerations or deposits	$181,400	$363,169
Reserves:
For accounts with assets valued at fair value	4,264,219	4,032,895

Total reserves	$4,264,219	$4,032,895

By withdrawal characteristics:
Subject to discretionary withdrawal at fair value	$4,264,219	$4,032,895

Total reserves	$4,264,219	$4,032,895

(16)	Convertible Preferred Units

On April 1, 2011, the Partnership issued 1,517,429 convertible preferred units (Preferred Units) at a purchase price of $21.17 per unit or a total price of $32,124. Each Preferred Unit is convertible at the option of the holder into one Tiptree limited partnership common unit (Common Units). Each Preferred Unit is treated on an “as converted” basis as it pertains to voting rights. The Preferred Units are senior to Common Units with respect to distribution rights and liquidation preference. Net proceeds from the transaction were $30,487. Issuance costs of $1,637 were recorded as a reduction in partnership capital.

To the extent there is net income, the Partnership will pay holders of Preferred Units quarterly dividends at an initial rate of 7% per annum for the first twelve months. This rate increases to 8% per annum for the twelve to eighteen month period, then 9% per annum for the eighteen to twenty-four month period, and then 10% per annum for the period after twenty-four months. The Partnership made cash distributions of 1,625 for the six months ended June 30, 2013 and 1,176 for the six months ended June 30, 2012. In addition to these cash distributions, to the extent there is net income, the Preferred Units shall also accrete quarterly at the same per annum rate scale.

Aside from a holder’s ability to convert the Preferred Units into Common Units, an automatic conversion will occur upon a consummation of a qualified transaction. A qualified transaction is defined as any a transaction in which: (i) the Partnership consolidates or merges with or into another person who thereby acquires more than 50% of the surviving entity; (ii) the Partnership sells, assigns, transfers, conveys or otherwise disposes of all or substantially all of the properties or assets of the Partnership to another person; (iii) the Partnership consummates a purchase agreement or other business combination with another

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

person who thereby acquires more than 50% of the outstanding partnership units; (iv) any person makes a tender or exchange offer that is accepted by the unit holders of more than 50% of the outstanding partnership units (on an as-converted basis); (v) any person or group otherwise becomes the beneficial owner, directly or indirectly, of either 50% or more of the outstanding partnership units or 50% or more of the partnership units not held by such person(s) as of April 1, 2011; (vi) the Partnership, directly or indirectly, in one or more related transactions consolidates or merges with or into another person whose securities are traded on The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market, The New York Stock Exchange or The NYSE Amex Equities in which unit holders of the Partnership receive securities of the surviving entity that continue to be traded on one of the foregoing exchanges; or (vii) the Partnership consummates an underwritten public offering. The Contribution Transactions completed on July 1, 2013 were determined to be a qualified transaction under the terms of the Partnership Agreement. As a result, each Preferred Unit automatically converted into one Common Unit on July 1, 2013.

(17)	Limited Partner Unit Incentive Plan

On June 12, 2007, the Partnership’s Board of Directors adopted Tiptree’s 2007 LP Unit Incentive Plan and 2007 LP Unit Incentive Plan for Non-Natural Persons (collectively, the Plan). A total of 900,000 Common Units were reserved and available for issuance under the Plan. The Partnership granted 540,000 options to purchase Common Units to Tricadia Capital. In addition, certain directors of the Partnership have been granted 172,345 of the restricted Common Units issued and 191,165 restricted Common Units have been granted to Tricadia Capital employees and its affiliates. Former Tricadia Capital employees have forfeited 3,510 of these restricted Common Units.

Options

Under the terms of the Plan, option exercise prices are equal to the fair market value of the Common Units at the date of grant; the option exercise date on any vested option units is any time prior to the tenth anniversary of the grant date; and option units shall vest and become nonforfeitable with respect to one-third of the option units initially granted on each of the first, second, and third anniversaries of the grant date; vesting periods are three years.

Upon exercise of a unit option, the Partnership will receive cash in the amount of the exercise price and consequently issues a new unit from remaining authorized but unissued units outstanding.

As of June 30, 2013 and December 31, 2012, 540,000 options are vested and outstanding. As of June 30, 2013 and December 31, 2012, there are no unvested options outstanding.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

The following tables summarize information regarding outstanding and exercisable options as of June 30, 2013 and December 31, 2012:

	Outstanding	Exercisable
June 30, 2013:
Number of units under option	540,000	540,000
Weighted average exercise price per unit	$15.00	$15.00
Aggregate intrinsic value	$2,476	$2,476
Weighted average contractual term remaining	3.95 years	3.95 years

	Outstanding	Exercisable
December 31, 2012:
Number of units under option	540,000	540,000
Weighted average exercise price per unit	$15.00	$15.00
Aggregate intrinsic value	$6,134	$6,134
Weighted average contractual term remaining	4.45 years	4.45 years

There were no exercises of unit options for the periods ended June 30, 2013 and December 31, 2012. As of June 30, 2013 and 2012, all compensation costs related to unit options have been recognized. There was no option unit expense for the three and six month periods ended June 30, 2013 and 2012.

Restricted LP units

A holder of the restricted LP units, as per the terms of the Plan, have all of the rights of a unit holder, including the right to vote and receive distributions. The restricted LP units shall vest and become nonforfeitable with respect to one-third of Tiptree units granted on each of the first, second, and third anniversaries of the date of the grant.

The following table summarizes restricted LP unit activity which includes the periods ended June 30, 2013 and December 31, 2012:

Number of
shares
Unvested units as of December 31, 2011	35,201
Granted	0
Vested	(32,900)
Forfeited	—

Unvested units as of December 31, 2012	2,301
Granted	—
Vested	(1,150)
Forfeited	—

Unvested units as of June 30, 2013	1,151

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

In accordance with ASC Topic 505, Equity, the Partnership has determined that the measurement date for restricted LP units awarded to nonemployees occurs when the units vest. The fair value of unvested LP units granted to nonemployees is initially estimated based on the fair value of the individual assets and liabilities of the Partnership on the date of grant, and subsequently re-measured on each reporting date throughout the vesting period with changes in fair value during the requisite service period being recognized as compensation cost through that period. The per unit fair value of unvested restricted LP units was $19.59 and $26.36 as of June 30, 2013 and December 31, 2012, respectively.

As of June 30, 2013, the total unrecognized compensation cost related to restricted units was $9, which is expected to be recognized as compensation expense over a weighted average period of 0.6 years. Total unrecognized compensation cost was $38 as of June 30, 2012.

Restricted unit expense was $12 and $15 for the periods ended June 30, 2013 and 2012, respectively. These expenses are included within non cash compensation expense in the consolidated statements of operations.

(18)	Related Party Transactions

Mariner Investment Group LLC

Tricadia Holdings, L.P., the parent of Tiptree Capital, and Mariner Investment Group, LLC (Mariner), have a relationship and ongoing services agreement under which a portion of Mariner’s revenues are tied to the success of Tiptree Capital. Under the services agreement, Mariner provides certain support services to Tricadia Capital and its affiliates including back office, human resources, marketing, compliance, legal support, and investor relations. The Partnership believes that this relationship and the services agreement enhance Tricadia’s operational infrastructure. However, Mariner is not responsible under the services agreement for the Partnership’s day-to-day business, operations, risk monitoring or supervision. In addition, the Partnership has retained Back Office Services Group, Inc. (BOSG), an affiliate of Mariner, to perform certain back office, administrative and accounting services for the Partnership.

(19)	Allocation of Net Income or Net Loss

Net income or net loss for any allocation period is allocated among the partnership unitholders in the proportion that each LP unit represents to all of the outstanding LP units.

(20)	Concentration of Credit Risk

(a)	Counterparties

The Partnership is subject to certain inherent credit risks arising from its transactions involving counterparties to CDS positions. As of June 30, 2013, the CDS position has a notional amount of $5,000 and a fair value of $100. The counterparty is Bank of America, N.A.

The Partnership’s policy is to monitor its market exposure and counterparty risk through the use of various credit exposure reporting and control procedures.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

(b)	Transactions with Custodians and Trustees

Tiptree, TAMCO and Care maintain unrestricted cash and cash equivalents and certain financial positions in accounts held by J.P. Morgan Securities Inc., its custodian pursuant to a custodial agreement. MFCA held substantially all of its cash and cash equivalents with U.S. Bank. PFG held substantially all of its cash and cash equivalents with Wilmington Trust. If these and other agents do not fulfill their obligations, the Partnership may be exposed to risk. The risk of default depends on the creditworthiness of the agent. The Partnership limits its credit risk by selecting financial institutions considered to be highly creditworthy.

(21)	Reinsurance

PFG reinsures portions of its insurance risks with other insurers as is customary in the industry. The following table provides additional information on PFG’s direct and ceded business as of June 30, 2013 and December 31, 2012:

	Direct amount	Ceded to other companies	Net amount
June 30, 2013:
Life insurance in force	$4,761,456	$3,563,681	$1,197,775
Deposits	182,127	5,413	176,714
December 31, 2012:
Life insurance in force	$4,717,279	$3,587,345	$1,129,934
Deposits	342,244	10,537	331,707

On October 29, 1999 and immediately prior to the acquisition of AGL by PFG, AGL entered into two reinsurance agreements with a reinsurance company (the reinsurer). Under the first reinsurance agreement, the reinsurer assumed as direct obligations approximately 90% of AGL’s in force ordinary life and annuity business and 100% of AGL’s accident and health business.

Under the second reinsurance agreement effective October 29, 1999, the PFG reinsured all of its remaining in force ordinary life and annuity business to the reinsurer. The amount coinsured with the reinsurer is 100% of the policy obligations relating to the business. As of June 30, 2013 and December 31, 2012, ordinary life and annuity polices with reserves totaling $7,333 and $7,302, respectively, were reinsured with the reinsurer. PFG also ceded reserves to other reinsurers of $1,701 and $1,500 at June 30, 2013 and December 31, 2012 respectively. At June 30, 2013 and December 2012, PFG ceded premiums of $5,413 and $10,537, respectively, to reinsurers and reported ceded death benefits of $0 and $2,385 during 2013 and 2012, respectively.

Should any reinsurer be unable to fulfill its obligation at the time of a claim, the ultimate liability remains with PFG as primary insurer. PFG evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from activities or economic characteristics of the reinsurers in order to minimize exposure to significant loss from reinsurer insolvencies.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

(22)	Commitments and Contingencies

Contractual Obligations

The table below summarizes Care’s, PFG’s, and TAMCO’s contractual obligations as of June 30, 2013:

	2013	2014	2015	2016	2017	Thereafter	Total
Mortgage notes payable and related interest(1)	$1,032	$2,064	$2,064	$2,064	$2,064	$34,872	$44,160
Notes payable (2)	2,916	10,167	10,000	10,000	10,417	54,417	97,917
Notes payable CLOs (3)	—	—	—	—	—	1,101,533	1,101,533
Operating lease obligations (4)	402	813	826	808	805	2,122	5,776

Total	$4,350	$13,044	$12,890	$12,872	$13,286	$1,192,944	$1,249,386

(1)	Mortgage notes payable include mortgage notes entered into by Care in connection with its acquisition of several properties (see Note 12 “Borrowings under Mortgage Notes Payable”)
(2)	Note payable relates to PFG’s acquisition of the administrative services rights from The Hartford and TFP payment for Series A preferred stock and common shares of PFG (See Note 13 “Notes Payable”).
(3)	CLO notes payable principal is payable at stated maturity, 2021 for Telos 1, 2022 for Telos 2 and 2024 for Telos 3.
(4)	Minimum rental obligations for Care and PFG office leases.

For the six month periods ended June 30, 2013 and 2012, rent expense for Care’s and PFG’s office leases were $787 and $368, respectively.

Litigation

PFG

PFG is involved in various legal proceedings and litigation and threatened litigation. Such actions are not yet at a stage where management is able to make an assessment of whether an adverse judgment against PFG is likely and, in such event, whether any such adverse judgment would likely have a material effect on the financial position of PFG.

Tiptree and its other subsidiaries are parties to legal proceedings in the ordinary course of their business. Although Tiptree’s legal and financial liability with respect to such proceedings cannot be estimated with certainty, Tiptree does not believe that these proceedings, either individually or in the aggregate, are likely to have a material adverse effect on Tiptree’s financial position or results of operations.

(23)	Earnings Per Share

The Partnership calculates basic net income per common unit based on the Partnership’s units outstanding as well as its unvested restricted units. The unvested restricted units are included because they are eligible to receive distributions. Diluted net income for the period takes into account the effect of dilutive instruments, such as options on common partnership units, but uses the average unit price for the period in

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

determining the number of incremental units that are to be added to the weighted average number of common partnership units outstanding. Net income allocable to common unit holders is determined by subtracting from net income convertible preferred distributions, common and restricted stock unit distributions and applying an allocation percent which is determined by dividing the number of common units by the total of the number of convertible preferred units and common units.

The following table presents a reconciliation of basic and diluted net income per common unit for the three and six month periods ended June 30, 2013 and 2012:

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
	(In thousands, except per unit data)
Basic:
Net income	$13,134	$5,883	$17,748	$13,759
Less: convertible preferred dividends	(933)	(684)	(1,747)	(1,273)
Common & restricted stock unit distributions	—	—	—	—
Allocation percent (1)	89.44%	87.52%	89.42%	87.51%
Net income allocable to common unit holders	$10,913	$4,550	$14,308	$10,926
Weighted average number of common units outstanding	12,846	10,643	12,831	10,631
Basic net income per unit	$0.85	$0.43	$1.12	$1.03
Diluted:
Net income (loss)	$13,134	$5,883	$17,748	$13,759
Less: convertible preferred dividends	(933)	(684)	(1,747)	(1,273)
Common & restricted stock unit distributions	—	—	—	—
Allocation percent(1)	89.44%	87.52%	89.42%	87.51%
Net income allocable to common unit holders	$10,913	$4,550	$14,308	$10,926
Weighted average number of common units outstanding	12,846	10,643	12,831	10,631
Effect of diluted securities:
Stock options	133	210	170	206
Warrants	—	33	—	33

Diluted potential common shares	12,979	10,886	13,001	10,870
Diluted net income per unit	$0.84	$0.42	$1.10	$1.01

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

Included in the diluted earnings per unit computation for all periods presented are 540,000 incremental shares from the assumed exercise of dilutive units computed using the treasury stock method.

(1) Allocation percent is defined as: common units as a percent of total units, including convertible preferred

(24)	Distributions

For the six month period ended June 30, 2013, the Board of Directors did not approve any cash distributions.

(25)	Dispositions, Assets Held for Sale and Discontinued Operations

The Partnership has reclassified the income and expenses attributable to all properties sold prior to June 30, 2013 to discontinued operations. Expenses include an allocation of interest expense based on property carrying values and cost of debt. The following illustrates the reclassification impact as a result of classifying properties as discontinued operations for the periods presented:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenues:
Rental income	$2,901	$3,030	$5,920	$6,060
Reimbursable income	328	311	655	619
Expenses:
Reimbursable expense	223	316	550	625
Interest expense	1,304	1,357	2,627	2,710
Other expenses	43	—	43	—
Depreciation and amortization	853	874	1,708	1,771

Income (loss) from discontinued operations, net	$806	$794	$1,647	$1,573

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

(26)	Accumulated Other Comprehensive Income

Activity in accumulated other comprehensive income/ (loss) (AOCI), net of tax, for the three and six month periods ended June 30, 2013 and 2012, was as follows:

	Unrealized gains/
	(losses) on securities	Total
Balance at December 31, 2011	$374	$374
Period change	41	41

Balance at June 30, 2012	$415	$415

Balance at December 31, 2012	$311	$311
Other comprehensive income before reclassification	(330)	(330)
Amounts reclassified from AOCI	45	45

Period change	(285)	(285)

Balance at June 30, 2013	$26	$26

The following table presents the reclassification adjustments out of AOCI included in net income and the impacted line items on the income statement for the period ended June 30, 2013:

Components of AOCI	Amount reclassified from AOCI	Affected line item in statement where net income is presented
Unrealized gains/ (losses) on available for sale securities
	$70	Net realized gains – availible for sale securities

	70	Net change before tax

	25	Tax expense

	$45	Net change after tax

(27)	Subsequent Events

The Partnership has evaluated events that have occurred from June 30, 2013 through September 17, 2013 (the date these consolidated financial statements were filed), and except as already included in the notes to the consolidated financial statements, it has determined that no events have occurred that would require recognition or additional disclosures in these audited consolidated financial statements to prevent them from being misleading.

TIPTREE FINANCIAL PARTNERS, L.P.

AND SUBSIDIARIES

Notes to Consolidated Financial Statements (Unaudited)

(in thousands except shares and per share data)

June 30, 2013

On July 1, 2013, the Partnership completed the previously announced Contribution Transactions. In connection with the closing of the transaction, Care changed its name to “Tiptree Financial Inc.”

On July 24, 2013, the Partnership made a subsequent investment of $2,690 in Siena Capital Finance LLC. In April 2013, the Partnership had committed $10,000 to purchase a majority of the voting equity interests in Siena Capital Finance LLC. As of June 30, 2013, $7,310 of the commitment had been funded.

On August 6, 2013, Telos CLO 2013-4, Ltd closed. As of June 30, 2013, $150,457 was carried as investments in loans at fair value and $111,700 in warehouse notes payable on TFP’s consolidated balance sheet.

On August 6, 2013, Telos entered into a new $100,000 credit facility for Telos CLO 2013-5, Ltd, which is expected to close in the fourth quarter of 2013.